EXECUTION VERSION SECOND AMENDMENT TO CREDIT AGREEMENT SECOND AMENDMENT (this “Amendment”), dated as of December 10, 2021, to the Amended and Restated Revolving Credit Agreement, dated as of June 20, 2019 (as amended by the First Amendment, dated as of February 8, 2021, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among Peloton Interactive, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). W I T N E S S E T H : WHEREAS, the parties hereto are parties to the Credit Agreement; WHEREAS, the Borrower requests that the Lenders agree to certain amendments to the Loan Documents; and WHEREAS, pursuant to Section 2.21 of the Amended Credit Agreement (after giving effect to the Section 2.21 Amendments (as defined below)), the Borrower has requested that the lenders set forth on the Commitment Schedule under the heading “Consenting Commitments” (in such capacity, the “Consenting Lenders”) extend the maturity date of their Commitments (such extended commitments, the “2021 Consenting Commitments”) as set forth in and in accordance with this Amendment and in the Amended Credit Agreement. NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows: SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms which are defined in the Amended Credit Agreement are used herein as therein defined. SECTION 2. AMENDMENTS. On the Effective Date, the Credit Agreement and the Security Agreement are hereby amended as follows: (a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto; provided that it is understood and agreed that the addition of Section 2.21 to the Credit Agreement and the changes relating thereto (collectively, the “Section 2.21 Amendments”) shall take effect immediately prior to the amendments necessary to establish the 2021 Consenting Commitments and the changes relating thereto. (b) The existing Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit B hereto (the “Commitment Schedule”). (c) The existing Schedule 6.01 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit C hereto. (d) The existing Exhibit F to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit D hereto. Exhibit 10.1 2 (e) The Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Security Agreement attached as Exhibit E hereto. (f) The existing Schedule 3.06 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit F hereto. (g) The existing Schedule 3.10 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit G hereto. SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective on the date hereto on which all of the following conditions have been satisfied or waived (the “Effective Date”): (a) Execution and Delivery. The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower, (ii) Lenders constituting the Required Lenders as of the Effective Date and (iii) each Consenting Lender. (b) The Administrative Agent shall have received (i) a reaffirmation agreement in respect of the Security Agreement, executed and delivered by the Borrower and in form and substance reasonably acceptable to the Administrative Agent, and (ii) a Note executed by the Borrower in favor of each Lender requesting a Note in advance of the Effective Date. (c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Fenwick & West LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinion. (d) The Administrative Agent shall have received (i) certified copies of the resolutions of the board of directors of the Borrower and the Guarantors approving the transactions contemplated by the Loan Documents to which each such Loan Party is a party and the execution and delivery of such Loan Documents to be delivered by such Loan Party on the Effective Date, and all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to the Loan Documents and (ii) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of the Guarantors and the Borrower and authorization of the transactions contemplated hereby. (e) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of such entity authorized to sign the Loan Documents to which it is a party, to be delivered by such entity on the Effective Date and the other documents to be delivered hereunder on the Effective Date. (f) The Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (i) and (j) of this Section 3 as of the Effective Date, and (ii) a certificate, dated the Effective Date and signed on behalf of the Borrower by the chief financial officer of the Borrower, certifying 3 that, as of the Effective Date, the Borrower is, individually and together with its Subsidiaries, and after giving effect to the incurrence of any Indebtedness and obligations being incurred in connection herewith will be, Solvent. (g) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid by the Borrower on the Effective Date, and all expenses required to be reimbursed by the Borrower for which invoices have been presented at least three business days prior to the Effective Date, on or before the Effective Date. (h) (i) The Administrative Agent shall have received, to the extent reasonably requested by any of the Lenders at least five Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (i) No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date. (j) Representations and Warranties. As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 and in Article 3 of the Credit Agreement shall be true and correct in all material respects, except that (i) for purposes of this clause (j), the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Credit Agreement, (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (iii) to the extent that such representations and warranties are already qualified or modified by materiality in the text thereof, they shall be true and correct in all respects. For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3. SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Required Lenders that (a) this Amendment has been duly authorized by all necessary organizational actions and, if required, actions by equity holders of the Borrower and (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. 4 SECTION 5. CONTINUING EFFECT. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Amendment. SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of this Amendment by any Lender prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery. SECTION 8. ENTIRE AGREEMENT. This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents, the Lenders and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents. SECTION 9. LOAN DOCUMENT. This Amendment is a Loan Document executed pursuant to the Amended Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement. Each of the Administrative Agent, the Borrower and each Consenting Lender, by executing and delivering its signature page to this Amendment, acknowledges and agrees that this Amendment is an Extension Amendment executed pursuant to, and in accordance with the terms and conditions set forth in, Section 2.21 of the Amended Credit Agreement. SECTION 10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic

5 deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. SECTION 11. HEADINGS. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment. [Signature Page to Second Amendment] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above. PELOTON INTERACTIVE, INC., as the Borrower By: Name: Jill Woodworth Title: Chief Financial Officer [Signature Page to Second Amendment] JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender By: ________________________________________ Name: Lauren Daley Title: Authorized Officer [Signature Page to Second Amendment] GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender By: ________________________________________ Name: Rebecca Kratz Title: Authorized Signatory

[Signature Page to Second Amendment] Citibank, N.A., as a Lender By: ________________________________________ Name: Jonathan Weiner Title: Senior Vice President [Signature Page to Revolving Credit Agreement] BARCLAYS BANK PLC, as a Lender By: Name: Sean Duggan Title: Vice President Bank of America, N.A., as a Lender By: ________________________________________ Name: Jeannette Lu Title: Managing Director EXHIBIT A

CONFORMED COPY
through the First Amendment (dated as of February 8, 2021)
Exhibit A to Amendment No. 2

This Composite Copy has been prepared solely for convenience of reference and is not a legal document. Reference should be made to the Amended and Restated Revolving Credit Agreement as originally executed, the First Amendment, (dated as of February 8, 2021) and the Joinder Agreements entered into from time to time, as it is those documents, and not this Composite Copy, that set forth the rights and obligations of the parties thereto with respect to the Amended and Restated Revolving Credit Agreement.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

dated as of

June 20, 2019

among

PELOTON INTERACTIVE, INC.,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
as Lead Arranger and Bookrunner

BARCLAYS BANK OF AMERICAPLC, CITIBANK, N.A., AND GOLDMAN SACHS LENDING PARTNERS LLC
BARCLAYS BANK PLC,
GOLDMAN SACHS LENDING PARTNERS LLC
and
SILICON VALLEY BANK,
as Joint Syndication Agents

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TABLE OF CONTENTS

		Page
ARTICLE 1 DEFINITIONS		1
Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~24~~33
Section 1.03	Terms Generally	~~24~~33
Section 1.04	Accounting Terms; GAAP	~~25~~33
Section 1.05	Interest Rates; ~~LIBOR~~Benchmark Notification	~~25~~34
Section 1.06	Divisions	~~26~~34
ARTICLE 2 THE CREDITS		~~26~~34
Section 2.01	Commitments	~~26~~34
Section 2.02	Loans and Borrowings	~~26~~35
Section 2.03	Requests for Borrowings	~~27~~35
Section 2.04	Funding of Borrowings	~~28~~36
Section 2.05	Interest Elections	~~28~~37
Section 2.06	Termination and Reduction of Commitments	~~30~~38
Section 2.07	Repayment of Loans; Evidence of Debt	~~30~~39
Section 2.08	Prepayment of Loans	~~31~~39
Section 2.09	Fees	~~32~~40
Section 2.10	Interest	~~33~~41
Section 2.11	Alternate Rate of Interest	~~34~~42
Section 2.12	Increased Costs	~~35~~44
Section 2.13	Break Funding Payments	~~36~~46
Section 2.14	Taxes	~~37~~46
Section 2.15	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~40~~49
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~42~~51
Section 2.17	Defaulting Lenders	~~42~~52
Section 2.18	Incremental Facility	~~45~~55
Section 2.19	Letters of Credit	~~47~~56
Section 2.20	Judgment Currency	~~52~~61
Section 2.21	Extension of Maturity Date	62
ARTICLE 3 REPRESENTATIONS AND WARRANTIES		~~52~~64
Section 3.01	Organization; Powers	~~52~~64
Section 3.02	Authorization; Enforceability	~~52~~64
Section 3.03	Governmental Approvals; No Conflicts	~~53~~64
Section 3.04	Financial Condition; No Material Adverse Change	~~53~~64
Section 3.05	Properties	~~53~~65
Section 3.06	Litigation and Environmental Matters	~~54~~65
Section 3.07	Compliance with Laws and Agreements; No Default	~~54~~65
Section 3.08	Investment Company Status	~~54~~66
Section 3.09	Margin Stock	~~54~~66

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Section 3.10	Taxes	~~55~~66
Section 3.11	ERISA	~~55~~66
Section 3.12	Disclosure	~~56~~68
Section 3.13	Subsidiaries	~~57~~68
Section 3.14	Solvency	~~57~~68
Section 3.15	Anti-Terrorism Law	~~57~~68
Section 3.16	Anti-Corruption Laws and Sanctions	~~58~~69
Section 3.17	Security Documents	~~58~~70
ARTICLE 4 CONDITIONS		~~59~~70
Section 4.01	Restatement Effective Date	~~59~~70
Section 4.02	Each Credit Event	~~61~~72
ARTICLE 5 AFFIRMATIVE COVENANTS		~~62~~73
Section 5.01	Financial Statements; Ratings Change and Other Information	~~62~~73
Section 5.02	Notices of Material Events	~~64~~74
Section 5.03	Existence; Conduct of Business	~~64~~75
Section 5.04	Payment of Taxes	~~64~~75
Section 5.05	Maintenance of Properties; Insurance	~~65~~75
Section 5.06	Books and Records; Inspection Rights	~~65~~76
Section 5.07	ERISA Events	~~65~~76
Section 5.08	Compliance with Laws and Agreements	~~65~~76
Section 5.09	Use of Proceeds	~~66~~76
Section 5.10	Guarantors; Additional Collateral	~~66~~77
Section 5.11	Cash Management	~~68~~78
Section 5.12	Further Assurances	~~68~~79
ARTICLE 6 NEGATIVE COVENANTS		~~69~~80
Section 6.01	Indebtedness	~~69~~80
Section 6.02	Liens	~~70~~81
Section 6.03	Fundamental Changes	~~72~~83
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~73~~84
Section 6.05	Restricted Payments	~~74~~85
Section 6.06	Restrictive Agreements	~~75~~87
Section 6.07	Transactions with Affiliates	~~76~~87
Section 6.08	Use of Proceeds	~~76~~88
Section 6.09	Disposition of Property	~~76~~88
Section 6.10	Financial Condition Covenants	~~77~~89
Section 6.11	Swap Agreements	~~78~~89
ARTICLE 7 EVENTS OF DEFAULT		~~78~~89

ARTICLE 8 THE AGENTS 8092
Section 8.01 Appointment of Administrative Agent 8092
Section 8.02 Powers and Duties 8192
Section 8.03 General Immunity 8193
Section 8.04 Administrative Agent Entitled to Act as Lender 8394

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Section 8.05 Lenders' Representations, Warranties and Acknowledgment 8394
Section 8.06 Right to Indemnity 8395
Section 8.07 Successor Administrative Agent 8495
Section 8.08 Guaranty and Security Documents 8496
Section 8.09 Withholding Taxes 8596
Section 8.10 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim 8597

ARTICLE 9 MISCELLANEOUS 8698
Section 9.01 Notices 8698
Section 9.02 Waivers; Amendments 89100
Section 9.03 Expenses; Indemnity; Damage Waiver 90101
Section 9.04 Successors and Assigns 92103
Section 9.05 Survival 96108
Section 9.06 Counterparts; Integration; Effectiveness 96; Electronic Signatures108
Section 9.07 Severability 96109
Section 9.08 Right of Setoff 97110
Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process 97110
Section 9.10 Waiver Of Jury Trial 98111
Section 9.11 Headings 98111
Section 9.12 Confidentiality 98111
Section 9.13 Interest Rate Limitation 100113
Section 9.14 No Advisory or Fiduciary Responsibility 100113
Section 9.15 Electronic Execution of Assignments and Certain Other Documents 101Erroneous Payments114
Section 9.16 USA PATRIOT Act 101115
Section 9.17 Releases of Guarantors and Liens 101115
Section 9.18 Acknowledgement Regarding Any Supported QFCs 102115
Section 9.19 Judgment Currency 116
Section 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 117

509265-2084-15360-Active.28293029.21

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 20, 2019 among PELOTON INTERACTIVE, INC., as Borrower, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article 1) is a party to the Revolving Credit Agreement, dated as of November 3, 2017 (the "Existing Credit Agreement"), with the several banks and other financial institutions or entities parties as lenders and agents thereto and JPMorgan Chase Bank, N.A., as administrative agent. The signatories hereto have agreed to amend the Existing Credit Agreement in certain respects and to restate the Existing Credit Agreement as so amended as provided in this Agreement (and, in connection therewith, certain lenders not currently party to the Existing Credit Agreement shall become a party as lenders hereunder), effective upon the satisfaction of certain conditions precedent set forth in Section 4.01. Accordingly, the signatories hereto agree that on the Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated as follows:

ARTICLE 1
DEFINITIONS

Section 1.01 Defined Terms

As used in this Agreement, the following terms have the meanings specified below:

"2021 Consenting Commitments" means the Commitments of the Consenting Lenders, as defined in the Second Amendment. The initial amount of each Lender's 2021 Consenting Commitment as of the Second Amendment Effective Date is set forth on Schedule 2.01. The initial aggregate amount of the Lenders' 2021 Consenting Commitments as of the Second Amendment Effective Date is $465,000,000.

"2021 Non-Consenting Commitments" means the Commitments of the Lenders that are not Consenting Lenders, as defined in the Second Amendment. The initial amount of each Lender's 2021 Non-Consenting Commitment as of the Second Amendment Effective Date is set forth on Schedule 2.01. The initial aggregate amount of the Lenders' 2021 Non-Consenting Commitments as of the Second Amendment Effective Date is $35,000,000.

"ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

"Acknowledging Party" has the meaning set forth in Section 9.20.

"Adjusted Daily Simple SOFR" means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that, if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

"Adjusted ~~LIBO~~Term SOFR Rate" means, for any Interest ~~Rate Determination Date with respect to an Interest Period for a Eurodollar Borrowing, the rate per annum (rounded~~

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upwards, if necessary, to the next 1/16 of 1%) obtained by dividing (i) the LIBO Rate by (ii) an amount equal to (a) one minus (b) the Statutory Reserve Rate.Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

"Administrative Agent" means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agent Fee Letter" means that certain Fee Letter, dated as of May 20, 2019, by and among the Borrower and the Administrative Agent.

"Agent Parties" has the meaning set forth in Section 9.01.

"Agents" means the Administrative Agent, the Arranger and the Syndication Agents.

"Agreed Currency" means Dollars and any Alternative Currency.

"Agreement" means this Amended and Restated Revolving Credit Agreement, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time.

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOTerm SOFR Rate for a one month Interest Period onas published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%,; provided that for the purpose of this definition, the Adjusted LIBOTerm SOFR Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)Term SOFR Reference Rate at approximately 11:005:00 a.m. LondonChicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOTerm SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOTerm SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has

2

509265-2084-15360-Active.28293029.21

been determined pursuant to Section 2.11 hereof), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

"Ancillary Document" has the meaning assigned to it in Section 9.06(b).

"Alternative Currency" means PoundsAustralian Dollars, Sterling, Euros, Canadian Dollars, New Taiwan Dollars, Yen and any additional currencies determined after the RestatementSecond Amendment Effective Date by mutual agreement of the Borrower, Lenders, Issuing Banks and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into Dollars and available in the London interbank deposit market.

"Alternative Currency Payment Office" of the Administrative Agent means, for each Alternative Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by notice to the Borrower and each Lender.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

"Anti-Terrorism Laws" has the meaning set forth in Section 3.15(a).

"Applicable Class Percentage" means, with respect to any Lender of any Class, the percentage of the total Commitments of such Class represented by such Lender's Commitment of such Class. If the Commitments of such Class have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments.

"Applicable ~~Rate~~Percentage" means, ~~for any day,~~ with respect to any ~~Eurodollar Loan, any ABR Loan or the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth across from the caption "Applicable Rate for Eurodollar Loans", "Applicable Rate for ABR Loans" or "Commitment Fee" in the table below, as the case may be.~~Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

"Applicable Rate" means (a) with respect to the 2021 Non-Consenting Commitments, for any day, (i) with respect to any ABR Loan, 1.75%, (ii) with respect to any Term Benchmark Loan, 2.75% and (iii) with respect to the Commitment Fees, 0.375% and (b) with respect to the 2021 Consenting Commitments, (i) with respect to any ABR Loan, 1.25%, (ii) with respect to any Term Benchmark Loan, 2.25% and (iii) with respect to the Commitment Fee, 0.325%; provided that, with respect to this clause (b) only, from and after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of the Borrower completed after the Conversion Date pursuant to Section 5.01, the Applicable Rate for ABR

3

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Loans, Term Benchmark Loans and the Commitment Fee shall be based on the Senior Secured Net Leverage Ratio set forth in the most recent Compliance Certificate in accordance with the pricing grid below:

Senior Secured Net Leverage Ratio	Applicable Margin for Term Benchmark Loans	Applicable Margin for ABR Loans	~~Rate~~Commitment Fee
< 2.00:1.00	1.50%	~~Commitment Fee~~0.50%	~~0.375~~0.225%
~~Applicable Rate for Eurodollar Loans~~			~~2.750%~~
> 2.00:1.00 and < 3.00:1.00	1.75%	~~Applicable Rate for ABR Loans~~0.75%	~~1.750~~0.275%
> 3.00:1.00 and < 4.00:1.00	2.00%	1.00%	0.30%
> 4.00:1.00	2.25%	1.25%	0.325%

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Arranger" means JPMorgan Chase Bank, N.A., in its capacity as lead arranger and bookrunner, and any successor thereto.

"ASR Agreement" has the meaning set forth in Section 6.05(vi).

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

"Australian Dollars" refers to the lawful money of Australia.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to clause (e) of Section 2.11.

4

509265-2084-15360-Active.28293029.21

“Availability Period” means, with respect to any Class of Commitments, the period from and including the Effective Date to but excluding the earlier of the applicable Maturity Date and the date of termination of thesuch Commitments. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder. “Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11. “Benchmark Replacement” means, for any Available Tenor: the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may 5 509265-2084-15360-Active.28293029.21 be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the 6 509265-2084-15360-Active.28293029.21 Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance 7 509265-2084-15360-Active.28293029.21 with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” means Peloton Interactive, Inc., a Delaware corporation. “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of EurodollarTerm Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03. “Business Day” means, any day that is not(other than a Saturday, or a Sunday or other day) on which commercial banks are open for business in New York City are authorized or required by law to remain closedor Chicago; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only an U.S. Government Securities Business Day. “Canadian Dollars” or “CA$” refers to lawful money of Canada. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, for the avoidance of doubt, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations. “Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable Issuing Bank (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. 8 509265-2084-15360-Active.28293029.21

“Cash Equivalents” means any investment product set forth under the heading “Permitted Investments” in the Investment Policy. “CFC” has the meaning assigned to it in the definition of “Excluded Subsidiary.” “CFC Holdco” has the meaning assigned to it in the definition of “Excluded Subsidiary.” “Change in Control” means (a) prior to an IPO, the failure by the holders of the Borrower’s Equity Interests as of the Effective Date to continue to own, beneficially and of record, Equity Interests in the Borrower representing a majority of the aggregate voting power represented by the issued and outstanding Equity Interests (on an as-converted-to-Common- Stock basis) in the Borrower; or (b) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act and the rules of the Securities and Exchange Commission thereunder), of Equity Interests in the Borrower representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower. The consummation of an IPO shall not be deemed a Change in Control. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. “Charges” has the meaning set forth in Section 9.13. “Class” when used in reference to (a) any Commitment, refers to whether such Commitment is an Extended Commitment or a Non-Extended Commitment, (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans in respect of Extended Commitments or Non-Extended Commitments and (c) any Lender, refers to whether such Lender has a Commitment or Loan with respect to a particular Class of Commitments or Loans. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. 9 509265-2084-15360-Active.28293029.21 “Collateral” means all property and rights of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. “Consolidated Adjusted EBITDA” means, for any Measurement Period, the sum of: (a) Consolidated Net Income for such Measurement Period; plus (b) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such Measurement Period, the sum of: (i) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans); (ii) income tax expense; (iii) depreciation and amortization expense; (iv) amortization of intangibles (including, but not limited to, goodwill); (v) stock option and other equity-based compensation expense; (vi) any transaction and/or integration expenses from acquisitions and other investments permitted by Section 6.04 and Dispositions permitted by Section 6.09; (vii) restructuring charges and other exit and disposal costs during such period; provided that cash payments in respect of such restructuring charges and exit and disposal costs shall be deducted from Consolidated Adjusted EBITDA when such payments are made; provided, further, that the aggregate amount of cash charges and costs permitted to be added back to Consolidated Adjusted EBITDA for any Measurement Period pursuant to this clause (vii) shall not exceed 25% of Consolidated Adjusted EBITDA for such Measurement Period (calculated after giving effect to such addbacks); (viii) extraordinary, unusual or non-recurring losses or expenses including, without limitation, losses related to product recalls and litigation and settlement expenses; (ix) adjustments permitted or required by Article 11 of Regulation S-X of the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder; (x) all expenses or charges (including deferred financing costs written off and premiums paid) in connection with any early extinguishment of debt, including hedging obligations or other derivative instruments; and 10 509265-2084-15360-Active.28293029.21 (xi) charges resulting from purchase price adjustments with respect to acquisitions permitted by Section 6.04 (including accruals and payments of earn-out obligations); minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) any extraordinary, unusual or non-recurring cash gains for such Measurement Period; and (ii) any reversals of non-cash restructuring charges or other non-cash exit and disposal costs during such period. “Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary. “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment as of the Restatement Effective Date is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Commitments as of the Restatement Effective Date is $250,000,000. “Commitment Fee” has the meaning set forth in Section 2.09(a). “Communications” has the meaning set forth in Section 9.01. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. 11 509265-2084-15360-Active.28293029.21 “Control Account Agreement” means any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent. “Controlled Account” has the meaning set forth in Section 5.11. “Conversion Date” shall mean, the first date after the Second Amendment Effective Date on which (a) the Borrower’s Consolidated Adjusted EBITDA shall have been greater than $0 for at least two consecutive fiscal quarters and (b) the Total Net Leverage Ratio is not greater than 4.00 to 1.00. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Liabilities” has the meaning set forth in Section 9.20. “Daily Simple SOFR”means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Deemed LC Issuance” has the meaning set forth in Section 2.19(l). “Deemed LC Request” has the meaning set forth in Section 2.19(l). “Deemed LC Termination” has the meaning set forth in Section 2.19(l). “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to such funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been 12 509265-2084-15360-Active.28293029.21 satisfied, (ii) fund any portion of its participation in Letters of Credit hereunder within two Business Days of the date when due or (iii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender. “Disposition” means, with respect to any property or right, any sale, lease, sale and leaseback, assignment, license, conveyance, transfer or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise). “Dispose” and “Disposed of” have meanings correlative thereto. “Dividing Person” has the meaning assigned to it in the definition of “Division”. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by 13 509265-2084-15360-Active.28293029.21 publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. “Dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States, excluding (x) any such Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code and (y) any such Subsidiary that is owned (directly or indirectly, in whole or in part) by one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent; “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEAAffected Financial Institution. “Effective Date” means November 3, 2017. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, transportation, storage, treatment, disposal, management, release or threatened release of any Hazardous Material or to health and safety matters. 14 509265-2084-15360-Active.28293029.21 “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation, reclamation or remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any Environmental Law, including compliance or noncompliance therewith, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; provided that Equity Interests shall not include any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash, but excluding any debt securities convertible into or referencing any of the foregoing. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Borrower or a Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. “ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived under subsection .22, .23, .25, .26, .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the termination of any Plan under Section 4041(c) of ERISA; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (d) the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; or a determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (g) the complete or partial withdrawal of any Borrower, Subsidiary or any ERISA Affiliate from a Multiemployer Plan which results in the imposition of Withdrawal Liability or the insolvency under Title IV of ERISA of any Multiemployer Plan or (h) a determination that any Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA. 15 509265-2084-15360-Active.28293029.21 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Euro” and “EUR” mean the single currency of the participating member states of the European Union. “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” has the meaning set forth in Article 7. “Excluded Subsidiary” means (a) each Immaterial Subsidiary, (b) any Subsidiary that is a “controlled foreign corporation” within the meaning of the Code (a “CFC”), (c) any Subsidiary substantially all the assets of which consist of Equity Interests of one or more CFCs (a “CFC Holdco”), and (d) any Subsidiary of a CFC. “Excluded Swap Obligation” with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes” means, with respect to the Administrative Agent, any Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that otherwise are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by Borrower under Section 2.16(b)) or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office or assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. 16 509265-2084-15360-Active.28293029.21

“Executive Order” has the meaning set forth in Section 3.15(a). “Existing Credit Agreement” has the meaning set forth in the recitals hereto. “Existing Maturity Date” has the meaning assigned to such term in Section 2.21(a). “Extended Commitments” means one or more Classes of extended Commitments that result from an Extension Amendment. “Extending Lender” has the meaning assigned to such term in Section 2.21(b)(ii). “Extension Amendment” means an amendment to this Agreement pursuant to Section 2.21. “Extension Request” means a written request from the Borrower to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.21. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code or any published intergovernmental agreement and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall be set forth on its publicthe NYFRB’s wWebsite from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds effective rate,; provided that if the Federal Funds Effective Rate shallas so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Fiduciary Account” means (i) any account maintained in the ordinary course of business by the Borrower or any of its Subsidiaries in order to hold, as a fiduciary or on a contractual basis, funds owned by another Person or (ii) any escrow account. “Financial Officer” means the chief financial officer, principal accounting officer, vice president of finance or corporate controller of the Borrower. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero. 17 509265-2084-15360-Active.28293029.21 “Foreign IP Subsidiary” means any foreign Subsidiary to which the Borrower or any U.S. Subsidiary transfers intellectual property rights, including pursuant to an investment in accordance with Section 6.04(e) or a Disposition in accordance with Section 6.09(e). “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Obligations with respect to Letters of Credit issued by such Issuing Bank other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof. “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, or customary indemnification obligations entered into in connection with any acquisition or disposition of assets or of other entities (other than to the extent that the primary obligations that are the subject of such indemnification obligation would be considered Indebtedness hereunder). “Guarantor” means any Domestic Subsidiary (not including an Excluded Subsidiary) of the Borrower that has delivered a Guaranty or a joinder agreement to a Guaranty pursuant to Section 5.10 hereof, and, other than with respect to its own Obligations, the Borrower. “Guaranty” has the meaning set forth in Section 5.10. 18 509265-2084-15360-Active.28293029.21 “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “IBA” has the meaning set forth in Section 1.05. “Immaterial Subsidiary” means any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financials have been delivered pursuant to Section 5.01(a) or (b), have (i) total assets with a value in excess of 5% of the Total Assets of the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, or (ii) revenues representing in excess of 5% of the Total Revenues of the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, for the four fiscal quarters ended as of such date and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended for which financials have been delivered pursuant to Section 5.01(a) or (b), did not have (i) total assets with a value in excess of 10% of the Total Assets of the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP, or (ii) revenues representing in excess of 10% of the Total Revenues of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP for the four fiscal quarters ended as of such date. Each Immaterial Subsidiary shall be set forth in Schedule 3.153.13(b), and the Borrower shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time. “Impacted Interest Period” has the meaning set forth in the definition of “LIBO Rate”. “Increased Amount Date” has the meaning set forth in Section 2.18. “Incremental Amount” means $100,000,000; provided that, upon the consummation of an IPO, the Incremental Amount shall be $150,000,000250,000,000. “Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) any earn-out obligation except to the extent such obligation is (or is required to be) listed as a liability on the balance sheet of such Person in accordance with GAAP, has not been paid when due and is not disputed in good faith, (g) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, and (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured 19 509265-2084-15360-Active.28293029.21 by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Information” has the meaning set forth in Section 9.12(a). “Intellectual Property” has the meaning set forth in the Security Agreement, as in effect on the Effective Date. “Interest Election Request” has the meaning set forth in Section 2.05(b). “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any EurodollarTerm Benchmark Loan, the last day of theeach Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EurodollarTerm Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period., and the Maturity Date and (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date. “Interest Period” means, with respect to any EurodollarTerm Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and 20 509265-2084-15360-Active.28293029.21 thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. “Investment Policy” means the Investment Policy of the Borrower dated October 29November 1, 20182019, as amended or modified; provided that, for purposes of the definition of “Cash Equivalents”, any amendment or modification shall become effective only if, and after, it has been provided to the Administrative Agent; provided, further, that, for purposes of the definition of “Cash Equivalents”, the consent of the Administrative Agent shall be required for any changes that add types of investments not similar to those already included in the Investment Policy immediately prior to such amendment or modification. “IPO” means a bona fide underwritten sale to the public of common stock of the Borrower pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Borrower or any of its Subsidiaries, as the case may be) that is declared effective by the Securities and Exchange Commission. “IRS” means the U.S. Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means, with respect to a particular Letter of Credit, (a) JPMorgan Chase Bank, N.A. in its capacity as the issuer of such Letter of Credit, and its successors in such capacity as provided in Section 2.19(j), (b) Silicon Valley Bank, (c) such other Lender selected by the Borrower from time to time to issue such Letter of Credit hereunder upon receipt by the Administrative Agent of documentation in form and substance satisfactory to the Administrative Agent pursuant to which such Lender agrees to assume the rights and obligations of an Issuing Bank hereunder (provided that no Lender shall be required to become an Issuing Bank pursuant to this subclause (b) without such Lender’s consent), or any successor in such capacity as provided in Section 2.19(j), or (d) any Lender selected by the Borrower (with the prior consent of the Administrative Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an Issuing Bank (provided that no Lender shall be required to become 21 509265-2084-15360-Active.28293029.21 an Issuing Bank pursuant to this subclause (d) without such Lender’s consent), or any successor in such capacity as provided in Section 2.19(j). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate or branch. “Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent. “Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. “LC Sublimit” means the lesser of (a) (i) $150,000,000250,000,000 (or such greater amount as may be agreed by the applicable Issuing Bank from time to time in its sole discretion) and (b) the aggregate unused amount of the Commitments then in effect; provided that no Issuing Bank shall be required to issue Letters of Credit in an aggregate amount outstanding at any time in excess of an amount to be agreed by such Issuing Bank in its sole discretion. “Lender-Related Person” has the meaning assigned to it in Section 9.03(b). “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks. “Letter of Credit” means any letter of credit issued (or deemed to be issued) under and pursuant to this Agreement. “Letter of Credit Request” means a request by the Borrower for a Letter of Credit in accordance with Section 2.19. “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE 22 509265-2084-15360-Active.28293029.21 Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. “Lien” means, with respect to any asset or right, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or right, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or right. “LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation. “Loan Documents” means this Agreement (including any amendment hereto or waiver hereunder), the Notes (if any), any Joinder Agreement, any Guaranty, any instrument of joinder to any Guaranty delivered pursuant to Section 5.10 hereof, the Security Documents, the Agent Fee Letter and any other agreement, instrument or document executed after the Effective Date and designated by its terms as a Loan Document. “Loan Parties” means the Borrower and the Guarantors. “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. “Local Time” means (a) in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars, New York City time, and (b) in the case of a Loan, Borrowing or LC Disbursement denominated in an Alternative Currency, local time (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent). “Material Adverse Effect” means a material adverse effect on (a) the business, property, financial condition or results of operations of the Borrower and Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations under this Agreement or any other Loan Document or (c) the rights of or remedies available to the Agents and the Lenders under this Agreement or any other Loan Document. “Material Indebtedness” means Indebtedness (other than any Indebtedness under the Loan Documents and Letters of Credit hereunder), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in a principal amount exceeding $10,000,00075,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap 23 509265-2084-15360-Active.28293029.21 Agreement were terminated at such time. For the avoidance of doubt, the term “Material Indebtedness” shall not include any obligations under any Permitted Warrant Transaction. “Maturity Date” means, as of the Second Amendment Effective Date (a) with respect to 2021 Non-Consenting Commitments, June 20, 2024, and (b) with respect to 2021 Consenting Commitments, December 10, 2026. “Maximum ASR Amount” has the meaning set forth in Section 6.05(vi). “Maximum Rate” has the meaning set forth in Section 9.13. “Measurement Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ended on or prior to such date. “Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of an Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the applicable Issuing Bank in their sole discretion. “Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or would be an obligation to contribute of) the Borrower or a Subsidiary or an ERISA Affiliate, and each such plan for the five- year period immediately following the latest date on which the Borrower, or a Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan. “New Commitments” has the meaning set forth in Section 2.18. “New Lender” has the meaning set forth in Section 2.18. “New Loans” has the meaning set forth in Section 2.18. “New Taiwan Dollars” or “NT$” refers to lawful money of the Republic of China (Taiwan). “New York UCC” has the meaning set forth in the Security Agreement. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02 and (ii) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-U.S. Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more Subsidiaries primarily for the benefit of employees of the 24 509265-2084-15360-Active.28293029.21

Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Non-Extended Commitments” means the Commitments hereunder of any Non- extending Lender. “Non-Extending Lender” has the meaning assigned to such term in Section 2.21(a). “Note” has the meaning set forth in Section 2.07. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means all amounts owing by any Loan Party (or, in the case of Specified Cash Management Agreements, any Loan Party or Subsidiary thereof) to the Administrative Agent, any Issuing Bank or any Lender (or, in the case of (x) Specified Cash Management Agreements, any Affiliate of any Lender and (y) Specified Swap Agreements, any Person that was a Lender or an Affiliate of a Lender at the time the relevant Swap Agreement was entered into) pursuant to the terms of this Agreement or any other Loan Document, including any obligation to provide Cash Collateral, or in respect of any Letter of Credit, any Specified Swap Agreement or any Specified Cash Management Agreement (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Borrower or any of its Subsidiaries, whether or not allowed in such case or proceeding). “Other Connection Taxes” means, with respect to the Administrative Agent, any Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such Administrative Agent, Issuing Bank, Lender or other recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Administrative Agent, Issuing Bank, Lender or recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document). 25 509265-2084-15360-Active.28293029.21 “Other Taxes” means any and all present or future stamp, court or documentary taxes or any other excise, property, intangible, recording, filing or similar Taxes which arise from any payment made, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and the other Loan Documents; excluding, however, such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than such Taxes imposed with respect to an assignment that occurs as a result of the Borrower’s request pursuant to Section 2.16(b)). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eeurodollar borrowingstransactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its publicthe NYFRB’s wWebsite from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate). “Participant” has the meaning set forth in Section 9.04(c)(i). “Participant Register” has the meaning set forth in Section 9.04(c)(iii). “Payment” has the meaning assigned to it in Section 9.15. “Payment Notice” has the meaning assigned to it in Section 9.15. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Pension Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and is maintained in whole or in part by the Borrower, any Subsidiary or any ERISA Affiliate or with respect to which any of the Borrower, any Subsidiary or any ERISA Affiliate has actual or contingent liability. “Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Permitted Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction. “Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (and 26 509265-2084-15360-Active.28293029.21 cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities). “Permitted Encumbrances” means: (a) Liens imposed by law for taxes, assessments or governmental charges or levies that are not yet delinquent or are being contested in compliance with Section 5.04; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, supplier’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and to secure surety and appeal bonds in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; (f) easements, zoning restrictions, rights-of-way, encroachments and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and (g) Uniform Commercial Code financing statements filed (or similar filings under applicable law) solely as a precautionary measure in connection with operating leases. “Permitted Third Party Bank” means any bank or other financial institution, other than the Lenders, with whom any Loan Party, with the written consent of the Administrative Agent, maintains a Controlled Account and with whom a Control Account Agreement has been executed. “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. 27 509265-2084-15360-Active.28293029.21 “Plan” means any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA maintained or contributed to by the Borrower, a Subsidiary or any ERISA Affiliate or to which the Borrower, a Subsidiary or an ERISA Affiliate has or would have an obligation to contribute, and each such plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA for the five-year period immediately following the latest date on which the Borrower, a Subsidiary or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan. “Platform” has the meaning set forth in Section 9.01. “Pounds Sterling” and “£” mean the lawful currency of the United Kingdom. “POP Facility” means the manufacturing and logistics facility being developed by the Borrower in Troy Township, Ohio, referred to as “Peloton Output Park”. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Principal Office” means the office of the Administrative Agent as set forth in Section 9.01, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to Borrower and each Lender. “Purchase Money Indebtedness” means Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital asset to the extent incurred prior to or within 180 days following such acquisition, construction or improvement. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting , (2) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning set forth in Section 9.04(b). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. 28 509265-2084-15360-Active.28293029.21

“Relevant Governmental Body” means, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable. “Replacement Lender” has the meaning assigned to such term in Section 2.21(c). “Required Additional Debt Terms” means, with respect to any Indebtedness, such Indebtedness (i) shall not mature prior to the Latest Maturity Date, (ii) either (x) shall not require any payment of principal prior to the Latest Maturity Date or (y) shall not require payments of principal in an aggregate amount per annum in excess of 2.5% of the principal amount thereof and (iii) contains terms customary for similar issuances of Indebtedness at such time (as determined in good faith by the Borrower) (it being understood that, other than in the case of any issuance of a debt security, such terms shall be no more restrictive, taken as a whole (as determined in good faith by the Borrower), than the Loans, and in any event no such Indebtedness (including any debt securities) shall contain a financial maintenance covenant more restrictive than any financial maintenance covenant contained herein)). “Required Lenders” means, at any time, at least two unaffiliated Lenders (a) having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of all Lenders at such time, or (b) at any time after the Commitments of all Lenders shall have been terminated, holding more than 50% of the total Revolving Credit Exposures at such time; provided that, for purposes of this definition of “Required Lenders”, a Lender and its Affiliates shall be deemed to be one Lender. The Revolving Credit Exposure and Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Response Date” has the meaning assigned to such term in Section 2.21(a). “Responsible Officer” means any of the President, Chief Executive Officer, Chief Financial Officer and Vice President of Finance of the applicable Loan Party, or any person designated by any such Loan Party in writing to the Administrative Agent from time to time, acting singly. “Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Restricted Cash” means, at any time, the cash and Cash Equivalents of the Borrower to the extent (a) classified (or required to be classified) as restricted cash or restricted cash equivalents on the balance sheet of the Borrower in accordance with GAAP or (b) such cash or Cash Equivalents are subject to any Lien (including, without limitation, Liens permitted by 29 509265-2084-15360-Active.28293029.21 Section 6.02(n)) other than Liens in favor of the Secured Parties pursuant to the Security Documents (including pursuant to any Control Account Agreement). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower. For the avoidance of doubt, the receipt or acceptance by the Borrower or any Subsidiary of the return of Equity Interests issued by the Borrower or any Subsidiary to the seller of a Person, business or division as consideration for the purchase of such Person, business or division, which return is in settlement of indemnification claims owed by such seller in connection with such acquisition, shall not be deemed to be a Restricted Payment. “Reuters” has the meaning set forth in themeans, as applicable, Thomson Reuters Corp., dRefinitionv of Dollar Equivalent, or any successor thereto. “Revaluation Date” means (a) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time. “Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (and, as of the Effective Date, Crimea, Cuba, Iran, North Korea, and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or 30 509265-2084-15360-Active.28293029.21 the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom. “SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions. “Second Amendment” means the Second Amendment, dated as of the Second Amendment Effective Date, to this Agreement. “Second Amendment Effective Date” means December 10, 2021. “Secured Parties” has the meaning assigned to such term in the Security Agreement. “Security Agreement” means the Security Agreement, dated as of the Effective Date, between the Borrower and the Administrative Agent for the benefit of the Secured Parties, as amended, supplemented or otherwise modified from time to time, including by each joinder agreement thereto. “Security Documents” means the collective reference to the Security Agreement, the Control Account Agreements and all other security documents hereafter delivered to the Administrative Agent by a Loan Party granting or perfecting a Lien on any property or right of any person to secure the obligations and liabilities of any Loan Party under any Loan Document. “Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Measurement Period. “Senior Secured Indebtedness” means the aggregate principal amount of Total Net Indebtedness that is secured by a Lien on any asset of the Borrower or any of its Subsidiaries. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvent” means, with respect to the Borrower and its Subsidiaries on a particular date, that on such date (a) the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities, including, without limitation, 31 509265-2084-15360-Active.28293029.21 contingent liabilities, of the Borrower and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the Borrower and its Subsidiaries, taken as a whole, do not intend to, and do not believe that they will, incur debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business and (d) the Borrower and its Subsidiaries, taken as a whole, are not engaged in business or a transaction, and are not about to engage in business or a transaction, in relation to which their property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5 (ASC 450)). “Specified Cash Management Agreement” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any GuarantorSubsidiary and any Lender or affiliate thereof, which is in effect as of the Second Amendment Effective Date or which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later thanupon the earlier of (i) 90 days after Second Amendment Effective Date and (ii) the execution and delivery by the Borrower or such GuarantorSubsidiary, as a “Specified Cash Management Agreement”. “Specified Swap Agreement” means any Swap Agreement in respect of interest rates or currency exchange rates entered into by the Borrower or any Guarantor and any Person that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into; provided that such Swap Agreement is entered into to hedge or mitigate risks, and not for speculative purposes, in the ordinary course of the Borrower or such Guarantor’s business or in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or such Guarantor.(regardless of whether such Person subsequently ceases to be a Lender of Affiliate of a Lender). “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. 32 509265-2084-15360-Active.28293029.21

“Sterling” and “£” mean the lawful currency of the United Kingdom. “Subsidiary” means any subsidiary of the Borrower. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by GAAP to be consolidated in the consolidated financial statements of the parent. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any Permitted Bond Hedge Transactions and Permitted Warrant Transactions); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. “Syndication Agents” means Barclays Bank of AmericaPLC, Citibank, N.A., Barclays Bank PLC, and Goldman Sachs Lending Partners LLC and Silicon Valley Bank, in their capacity as joint syndication agents, and any successors thereto. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. 33 509265-2084-15360-Active.28293029.21 “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. “Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 5.01(a) or (b). “Total Indebtedness” means the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP. “Total Liquidity” means, at any time, the sum of (a) all cash and Cash Equivalents (except, for the avoidance of doubt, any Restricted Cash) held by the Borrower at such time and (b) the aggregate unused amount of the Commitments then in effect. “Total RevenuesNet Indebtedness” means (a) the gross revenuesaggregate principal amount of Indebtedness of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as shown on the most recent income statement of the Borrower delivered less (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all liens other than Liens permitted pursuant to Section 5.01(a) or (b)6.02), excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Borrower as of such date. “Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Net Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed Measurement Period. “Total Revenues” means the gross revenues of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent income statement of the Borrower delivered pursuant to Section 5.01(a) or (b). “Transactions” means the execution, delivery and performance by the Loan Parties of each Loan Document to which it is a party, the borrowing of Loans and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOTerm SOFR Rate or the Alternate Base Rate or Adjusted Daily Simple SOFR. 34 509265-2084-15360-Active.28293029.21 “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year. “Unrestricted Account” has the meaning set forth in Section 5.11. “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended from time to time. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA. “Withholding Agent” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised 35 509265-2084-15360-Active.28293029.21 under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yen” or “¥” mean the lawful currency of Japan. Section 1.02 Classification of Loans and Borrowings For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “EurodollarTerm Benchmark Loan”). Borrowings also may be classified and referred to by Type (e.g., a “EurodollarTerm Benchmark Borrowing”). Section 1.03 Terms Generally The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section 1.04 Accounting Terms; GAAP Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all financial covenants contained herein shall be 36 509265-2084-15360-Active.28293029.21 calculated (1) without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (ASC 825) (or any similar accounting principle) permitting or requiring a Person to value its financial liabilities or Indebtedness at the fair value thereof and (2) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b) on or after the Restatement Effective Date, any reference in this Agreement to the financial statements delivered pursuant to Section 5.01(a) or (b) or similar reference to the same effect shall be deemed to refer to the most recently delivered financial statements pursuant to Section 5.01(a) or (b) of the Existing Credit Agreement. Section 1.05 Interest Rates; LIBORBenchmark Notification The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.11 of this Agreement, sucha Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.11, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate”any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.11, will be similar to, or produce the same value or economic equivalence of, the LIBOexisting interest Rrate being replaced or have the same volume or liquidity as did the London interbank offeredany existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the 37 509265-2084-15360-Active.28293029.21 Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Section 1.06 Divisions . For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE 2 THE CREDITS Section 2.01 Commitments Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in Dollars to the Borrower from time to time during the applicable Availability Period in an aggregate principal amount that will not result in (a) the Dollar Equivalent of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the Dollar Equivalents of the total Revolving Credit Exposures of all Lenders exceeding the total Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. Section 2.02 Loans and Borrowings (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders of such Class in accordance with their respective Applicable Class Percentages. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or EurodollarTerm Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any 38 509265-2084-15360-Active.28293029.21 exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any EurodollarTerm Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.19(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten EurodollarTerm Benchmark Borrowings or RFR Borrowings outstanding. (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date. Section 2.03 Requests for Borrowings To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or telecopy (a) in the case of a EurodollarTerm Benchmark Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day prior to the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.19(e) may be given not later than 10:00 a.m. New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B-1 attached hereto and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the Class of such Borrowing; (iii) the aggregate amount of the requested Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iiiiv) whether such Borrowing is to be an ABR Borrowing or a EurodollarTerm Benchmark Borrowing or an RFR Borrowing; (ivv) in the case of a EurodollarTerm Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and 39 509265-2084-15360-Active.28293029.21 (vvi) the location and number of the account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.04. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested EurodollarTerm Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Except as otherwise provided herein, a Borrowing Notice for a EurodollarTerm Benchmark Borrowing shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith. As soon as practicable after 10:00 a.m., New York City time, on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the EurodollarTerm Benchmark Borrowing for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each applicable Lender. Section 2.04 Funding of Borrowings (a) Each Lender of the applicable Class specified in the Borrowing Request for such Borrowing shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account or accounts designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.19(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Class Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Class Percentage available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Class Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays 40 509265-2084-15360-Active.28293029.21 such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Section 2.05 Interest Elections (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a EurodollarTerm Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a EurodollarTerm Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated among the Lenders holding the Loans comprising such Borrowing in accordance with their respective Applicable Class Percentages, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written request (an “Interest Election Request”) in substantially the form of Exhibit C attached hereto and signed by the Borrower. (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a EurodollarTerm Benchmark Borrowing or an RFR Borrowing; and (iv) if the resulting Borrowing is a EurodollarTerm Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.” If any such Interest Election Request requests a EurodollarTerm Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. 41 509265-2084-15360-Active.28293029.21 (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. Except as otherwise provided herein, an Interest Election Request for conversion to, or continuation of, any EurodollarTerm Benchmark Borrowing shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a EurodollarTerm Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a EurodollarTerm Benchmark Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, (i) no outstanding Borrowing may be converted to or continued as a EurodollarTerm Benchmark Borrowing and (ii) unless repaid, (a) each EurodollarTerm Benchmark Borrowing and (B) each RFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Section 2.06 Termination and Reduction of Commitments (a) Unless previously terminated, the Commitments shall terminate on the applicable Maturity Date. (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce theany Class of Commitments if, after giving effect to any concurrent prepayment of the Loans of such Class in accordance with Section 2.08, the sum of the Dollar Equivalents of the Revolving Credit Exposures with respect to such Class would exceed the total Commitments of such Class. (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be applied to the applicable Lenders in accordance with their respective Applicable Class Percentages. Section 2.07 Repayment of Loans; Evidence of Debt 42 509265-2084-15360-Active.28293029.21 (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the applicable Maturity Date. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (e) Any Lender may request that Loans made by it be evidenced by a promissory note (each such promissory note being called a “Note” and all such promissory notes being collectively called the “Notes”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form of Exhibit D attached hereto. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Section 2.08 Prepayment of Loans (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the requirements of Section 2.13), subject to prior notice in accordance with paragraph (b) of this Section. (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or delivery of written notice) or telecopy of any prepayment hereunder (i) in the case of prepayment of (1) a EurodollarTerm Benchmark Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (2) an RFR Revolving Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or 43 509265-2084-15360-Active.28293029.21 portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans of the applicable Lenders in accordance with their respective Applicable Class Percentages. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and any costs incurred as contemplated by Section 2.13. (c) The Borrower shall from time to time prepay the Loans to the extent necessary so that the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitments of such Class then in effect. (d) If at any time, (i) other than as a result of fluctuations in currency exchange rates, the Dollar Equivalent of the relevant Lenders’ aggregate Revolving Credit Exposures in respect of any Class (calculated, with respect to any LC Exposure denominated in an Alternative Currency, as of the most recent Revaluation Date with respect to such LC Exposure) exceeds the aggregate Commitments of such Class then in effect, or (ii) solely as a result of fluctuations in currency exchange rates, the Dollar Equivalent of the relevant Lenders’ aggregate Revolving Credit Exposures in respect of any Class (so calculated), as of the most recent Revaluation Date, exceeds one hundred ten percent (110%) of the aggregate Commitments of such Class then in effect, the Borrower shall immediately repay Borrowings and/or cash collateralize LC Exposure in accordance with the procedures set forth in Section 2.17(d) in an aggregate principal amount sufficient to cause the Dollar Equivalent of the relevant Lenders’ aggregate Revolving Credit Exposures in respect of such Class (so calculated) to be less than or equal to the aggregate Commitments of such Class then in effect. Section 2.09 Fees (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee (the “Commitment Fee”), which shall accrue at the relevant percentage set forth in the row entitled “Commitment Fee” in the definition of “Applicable Rate” on the average daily amount of the unused Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on June 30, 2019; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall 44 509265-2084-15360-Active.28293029.21 accrue at the same Applicable Rate used to determine the interest rate applicable to EurodollarTerm Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Agent Fee Letter. (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. Section 2.10 Interest (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each EurodollarTerm Benchmark Borrowing shall bear interest at the Adjusted LIBOTerm SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate. (cd) Notwithstanding the foregoing, at all times when an Event of Default listed in paragraph (a) or (b) of Article 7 has occurred hereunder and is continuing, all overdue amounts outstanding hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to 45 509265-2084-15360-Active.28293029.21 such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. (de) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the applicable Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any EurodollarTerm Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (ef) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBOTerm SOFR Rate or LIBO Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Section 2.11 Alternate Rate of Interest If(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if prior to the commencement of any Interest Period for a EurodollarTerm Benchmark Borrowing: (ai) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOTerm SOFR Rate or the LIBO Rate, as applicable,Term SOFR for such Interest Period (including, without limitation, because the LIBO ScreenTerm SOFR Reference Rate is not available or published on a current basis); or (bii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOTerm SOFR Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (iwith respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.10 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EurodollarTerm Benchmark Borrowing shall be ineffective, and (ii) if any Borrowing Request 46 509265-2084-15360-Active.28293029.21 that requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing, provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.10 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.11), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a) of the preceding paragraph have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a) of the preceding paragraph have not arisen but (a) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (b) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (c) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (d) 47 509265-2084-15360-Active.28293029.21 the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then, in any such case, the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. (c)Notwithstanding anything to the contrary in Section 9.02, such amendment as agreed to between the Borrower andherein or in any other Loan Document, the Administrative Agent shallwill have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (ii)(a), (ii)(b) or (ii)(c) of the first sentence of this paragraph, only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i)any occurrence of a Benchmark Transition Event, (ii)the implementation of any Benchmark Replacement, (iii)the effectiveness of any Benchmark Replacement Conforming Changes, (iv)the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v)the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i)if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B)the regulatory supervisor for the administrator of such Benchmark has provided a public 48 509265-2084-15360-Active.28293029.21 statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non- representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this  Section 2.11, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. Section 2.12 Increased Costs (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOTerm SOFR Rate) or any Issuing Bank; (ii) subject the Administrative Agent, any Issuing Bank or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes, but excluding any capital or other non-income taxes) on its loans, loan principal, letters of 49 509265-2084-15360-Active.28293029.21 credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or Issuing Bank or the Londonapplicable offshore interbank market any other condition, cost or expense (other than Indemnified Taxes and Excluded Taxes) affecting this Agreement or EurodollarTerm Benchmark Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making, continuing, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank for such additional costs incurred or reduction suffered. (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments hereunder or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefore; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive (or has retroactive effect), then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. 50 509265-2084-15360-Active.28293029.21 Section 2.13 Break Funding Payments In(a) With respect to Loans that are not RFR Loans, in the event of (ai) the payment or prepayment of any principal of any EurodollarTerm Benchmark Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), (bii) the conversion of any EurodollarTerm Benchmark Loan other than on the last day of the Interest Period applicable thereto, (ciii) the failure to borrow, convert, continue or prepay any EurodollarTerm Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), or (div) the assignment of any EurodollarTerm Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Section 2.14 Taxes (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax 51 509265-2084-15360-Active.28293029.21 from any such payment by a Withholding Agent, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after making such deduction or withholding for Indemnified Taxes (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section) the Administrative Agent, Issuing Bank or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made. (b) In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) The Loan Parties shall jointly and severally indemnify the Administrative Agent, each Issuing Bank and each Lender, within 10 days after demand therefore, for the full amount of any Indemnified Taxes paid by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, or required to be withheld or deducted from any payment to such recipient by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Issuing Bank or a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Issuing Bank or a Lender, shall be conclusive absent manifest error. (d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d). (e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, 52 509265-2084-15360-Active.28293029.21 a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Any Foreign Lender, if it is legally entitled to do so, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be required by law or requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as required by law or upon the reasonable request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a portfolio interest certificate in compliance with Section 2.14(f)(iii), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate in compliance with Section 2.14(f)(iii) on behalf of such direct or indirect partner or partners; or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made unless, in the Foreign Lender’s reasonable determination, such completion would subject such Foreign Lender to any material cost or expense or would materially prejudice the legal or commercial position of such Foreign Lender. In addition, any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as required by law or upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding. In addition, each Lender shall deliver such forms (including those forms required pursuant to Section 2.14(g)) promptly upon 53 509265-2084-15360-Active.28293029.21 the obsolescence or invalidity of any form previously delivered by such Lender or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (g) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender failed to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Borrower and the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) If any Lender, any Issuing Bank or the Administrative Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that (w) any Lender, any Issuing Bank or the Administrative Agent may determine, in its sole discretion exercised in good faith consistent with the policies of such Lender, such Issuing Bank or the Administrative Agent, whether to seek a refund for any Taxes; (x) any Taxes that are incurred by a Lender, a Issuing Bank or the Administrative Agent as a result of a disallowance or reduction of any Tax refund with respect to which such Lender, such Issuing Bank or the Administrative Agent has made a payment to the Loan Party pursuant to this Section shall be treated as an Indemnified Tax for which the Loan Party is obligated to indemnify such Lender, such Issuing Bank or the Administrative Agent pursuant to this Section without any exclusions or defenses; (y) nothing in this Section shall require any Lender, any Issuing Bank or the Administrative Agent to disclose any confidential information to a Loan Party (including, without limitation, its tax returns); and (z) neither any Lender, any Issuing Bank nor the Administrative Agent shall be required to pay any amounts pursuant to this Section for so long as a Default or Event of Default exists. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h), the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. (i) Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a 54 509265-2084-15360-Active.28293029.21 Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. Section 2.15 Payments Generally; Pro Rata Treatment; Sharing of Set-offs (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.12, 2.13 or 2.14, or otherwise) in Dollars prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent (i) in the case of payments denominated in Dollars, at its Principal Office and (ii) in the case of payments denominated in an Alternative Currency, at its Alternative Currency Payment Office for such Alternative Currency; provided that payments pursuant to Sections 2.12, 2.13 or 2.14 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment or performance hereunder shall be due on a day that is not a Business Day, the date for payment or performance shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement, and all other payments hereunder and under each other Loan Document shall be made in Dollars. Notwithstanding the foregoing provisions of this Section, if, after the making of any LC Disbursement in any Alternative Currency, currency control or exchange regulations are imposed in the country which issues such Alternative Currency with the result that such Alternative Currency no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Alternative Currency, then all payments to be made by the Borrower hereunder in such Alternative Currency shall instead be made when due in a currency that replaced such Alternative Currency or, if no such replacement currency exists, in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class or participations in LC Disbursements resulting in such Lender receiving payment of a 55 509265-2084-15360-Active.28293029.21 greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensationNYFRB Rate. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), paragraph (d) or (e) of Section 2.19, or paragraph (d) of this Section, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. Section 2.16 Mitigation Obligations; Replacement of Lenders (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to 56 509265-2084-15360-Active.28293029.21 designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 or (iii) any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees so assigned) or the Borrower (in the case of all other amounts so assigned), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments, (iv) such assignment does not conflict with applicable law and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, (x) the applicable assignee shall have consented to, or shall consent to, the applicable amendment, waiver or consent and (y) the Borrower exercises its rights pursuant to this clause (b) with respect to all Non-Consenting Lenders relating to the applicable amendment, waiver or consent; provided, further, that in the event such Lender shall have received payment of the amount referred to in clause (ii) above, such Lender shall be deemed to have so assigned and delegated all its interests, rights and obligations under this Agreement and the other Loan Documents pursuant to the terms set forth in Exhibit A hereto. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Section 2.17 Defaulting Lenders (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: 57 509265-2084-15360-Active.28293029.21 (i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 9.02. (ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17(d); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) (A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.09(a) or participation fees pursuant to Section 2.09(b)(i) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be 58 509265-2084-15360-Active.28293029.21 required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided that such Defaulting Lender shall be entitled to receive participation fees pursuant to Section 2.09(b)(i) for any period during which that Lender is a Defaulting Lender only to extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17(d); and (B) with respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) So long as no Event of Default shall have occurred and be continuing, all or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Dollar Equivalent of the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.17(d). (b) If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their respective Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. 59 509265-2084-15360-Active.28293029.21 (c) So long as any Lender is a Defaulting Lender, each Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any then existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.17(d). (d) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (i) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (ii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.17 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (iii) Cash Collateral (or the appropriate portion thereof) provided to reduce each Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.17 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and such Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.17, the Person providing Cash Collateral and such Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations. Section 2.18 Incremental Facility (a) The Borrower may by written notice to the Administrative Agent elect to request prior to the Maturity Date, one or more increases to thean existing Class of Commitments (any 60 509265-2084-15360-Active.28293029.21

such increase, the “New Commitments”), by an amount not in excess of the Incremental Amount in the aggregate and not less than $10,000,000 individually (or such lesser amount which shall be approved by the Administrative Agent or such lesser amount that shall constitute the difference between the Incremental Amount and all such New Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (unless otherwise agreed by the Administrative Agent in its sole discretion) and (B) the identity of each Lender or other Person that is an eligible assignee under Section 9.04(b), subject to approval thereof by the Administrative Agent in the case of a Person that is not a Lender (such approval not to be unreasonably withheld or delayed) (each, a “New Lender”), to whom the Borrower proposes any portion of such New Commitments be allocated and the amounts of such allocations; provided that the Administrative Agent may elect or decline to arrange such New Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment. Such New Commitments shall become effective as of such Increased Amount Date; provided that (1) on such Increased Amount Date before or after giving effect to such New Commitments, each of the conditions set forth in Section 4.02 shall be satisfied; (2) the New Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Lenders and the Administrative Agent, and each of which shall be recorded in the Register and each New Lender shall be subject to the requirements set forth in Section 2.14; (3) the Borrower shall make any payments required pursuant to Sections 2.12 and 2.13 in connection with the New Commitments; and (4) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. (b) On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders of the applicable Class shall assign to each of the New Lenders, and each of the New Lenders shall purchase from each of the Lenders of such Class, at the principal amount thereof (together with accrued interest), such interests in the Loans of such Class outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders of such Class and New Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Commitments, (ii) each New Commitment shall be deemed for all purposes a Commitment and each Loan made thereunder (a “New Loan”) shall be deemed, for all purposes, a Loan and (iii) each New Lender shall become a Lender for all purposes hereunder. (c) The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the New Commitments and the New Lenders, and (ii) the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section 2.18. (d) The terms and provisions (including pricing) of the New Loans shall be identical to the existing Loans of the applicable Class. Notwithstanding anything in Section 9.02 to the contrary, each Joinder Agreement may, without the consent of any other Lenders, effect such 61 509265-2084-15360-Active.28293029.21 amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provision of this Section 2.18. Section 2.19 Letters of Credit (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (and subject to the terms of this Section 2.19, the Issuing Bank shall issue) Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, (i) the Borrower shall not request, and no Issuing Bank shall issue, any Letter of Credit the proceeds of which would be made to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country, region or territory, that at the time of such funding is a Sanctioned Country or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect applicable to letters of credit generally, (iii) the Borrower shall not request, and no Issuing Bank shall issue, any Letter of Credit if (A) the Dollar Equivalent of the aggregate outstanding amount of Letters of Credit issued by such Issuing Bank would exceed such amount as has been agreed by such Issuing Bank in its sole discretion (or $50,000,000, in the case of JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank) or (B) after giving effect to such issuance of a Letter of Credit, (1) the Dollar Equivalent of any Lender’s Revolving Credit Exposure would exceed such Lender’s Commitment or (2) the sum of the Dollar Equivalents of the total Revolving Credit Exposures of all Lenders would exceed the total Commitments of all Lenders and (iv) in no event shall Goldman Sachs Lending Partners LLC be required to issue any Letters of Credit denominated in New Taiwan Dollars. (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a written Letter of Credit Request in substantially the form of Exhibit B-2 attached hereto and signed by the Borrower requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing 62 509265-2084-15360-Active.28293029.21 Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the LC Exposure shall not exceed the LC Sublimit, (ii) the sum of the Dollar Equivalents of the total Revolving Credit Exposures shall not exceed the total Commitments, (iii) the Dollar Equivalent of the LC Exposure of the applicable Issuing Bank shall not exceed the LC Sublimit applicable to such Issuing Bank and (iv) the Dollar Equivalent of the Revolving Credit Exposure of the applicable Issuing Bank shall not exceed the Commitment of such Issuing Bank. (c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that any Letter of Credit issued in connection with a lease by the Borrower in respect of real property that provides for annual payments in an amount greater than or equal to $5,000,000 may have a longer tenor as agreed upon by the Borrower and the applicable Issuing Bank, and (ii) the date that is five Business Days prior to the Maturity Date. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit; provided that the Lenders’ participations in a Letter of Credit shall terminate upon giving effect to any Deemed LC Termination in respect of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the applicable Agreed Currency (i) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not 63 509265-2084-15360-Active.28293029.21 received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an amount equal to the Dollar Equivalent of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, (x) any LC Disbursement denominated in an Alternative Currency shall automatically be converted to an LC Disbursement denominated in Dollars in an amount equal to the Dollar Equivalent of such LC Disbursement at such time and (y) the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or such Lender or (y) reimburse each LC Disbursement made in such Alternative Currency in Dollars, in an amount equal to the Dollar Equivalent of such LC Disbursement on the date such LC Disbursement is made. (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery 64 509265-2084-15360-Active.28293029.21 of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder and, upon receipt of such notice, the Administrative Agent shall promptly notify the Borrower by telephone (confirmed by telecopy) of the same; provided that any failure to give or delay by the Issuing Bank or the Administrative Agent in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.10(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent, any Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.0% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall provide Cash Collateral in an amount equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective 65 509265-2084-15360-Active.28293029.21 immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article 7. Such Cash Collateral shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. (j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.09(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (k) Resignation of an Issuing Bank. Any Issuing Bank may resign at any time that such Issuing Bank (or its applicable Affiliate) ceases to hold a Commitment hereunder. The Administrative Agent shall notify the Lenders of any such resignation of any Issuing Bank. After the resignation of an Issuing Bank hereunder, the resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. (l) Deemed Letter of Credit Requests. The Borrower may, from time to time, request (a “Deemed LC Request”) that (i) any undrawn Letter of Credit issued hereunder be deemed to be terminated and issued under a separate letter of credit facility with the applicable Issuing Bank (a “Deemed LC Termination”) or (ii) any undrawn letter of credit issued under a separate letter of credit facility with an Issuing Bank be deemed to be terminated and issued hereunder as 66 509265-2084-15360-Active.28293029.21 a Letter of Credit (a “Deemed LC Issuance”). Any such Deemed LC Request shall identify the applicable Letter of Credit, and the Deemed LC Termination or Deemed LC Issuance specified therein shall, subject to the prior written consent of each of the Administrative Agent and the applicable Issuing Bank (which consent may be withheld in its sole discretion) and, in the case of any Deemed LC Issuance, the satisfaction of the conditions set forth in Section 4.02, be effective upon receipt of such written consent. Section 2.20 Judgment Currency . If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal banking procedures applicable to arm’s length transactions, purchase the specified currency with such other currency at the Administrative Agent’s Principal Office on the Business Day immediately preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to the Administrative Agent, any Issuing Bank or any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Issuing Bank or such Lender of any sum adjudged to be so due in such other currency, the Administrative Agent, such Issuing Bank or such Lender may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, such Issuing Bank or such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Issuing Bank or such Lender against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to the Administrative Agent, such Issuing Bank or such Lender in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.15(c), the Administrative Agent, such Issuing Bank or such Lender agrees to remit such excess to the Borrower. Section 2.21 Extension of Maturity Date (a) The Borrower may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Maturity Date in effect with respect to any Class of Commitments at such time (the “Existing Maturity Date”), request that the Lenders of such Class extend the Existing Maturity Date. Each such Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-Extending Lender”; provided that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on 67 509265-2084-15360-Active.28293029.21 the Response Date shall be deemed to be a Non-Extending Lender. The Administrative Agent shall notify the Borrower, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree. The Maturity Date may be extended no more than two times pursuant to this Section 2.21. (b) (i) If, by the Response Date, Lenders holding Commitments of the applicable Class that aggregate to 50% or more of the total Commitments of such Class shall constitute Non-Extending Lenders, then the Existing Maturity Date shall not be extended and the outstanding principal balance of all Loans and other amounts payable in respect of such Class hereunder shall be payable, and the applicable Commitments shall terminate, on the Existing Maturity Date in effect prior to such extension. (ii) If (and only if), by the Response Date, Lenders holding Commitments of the applicable Class that aggregate to more than 50% of the total Commitments of such Class shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective as of the Existing Maturity Date, the Maturity Date for such Extending Lenders shall be extended to the date set forth in the applicable Extension Request (subject to satisfaction of the conditions set forth in Section 2.21(d)). In the event of such extension, the Commitment of such Class of each Non-Extending Lender shall terminate on the Existing Maturity Date in effect for such Non-Extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable in respect of such Class hereunder to such Non-Extending Lender shall become due and payable on such Existing Maturity Date and, subject to Section 2.21(c) below, the total Commitments of such Class hereunder shall be reduced by the applicable Commitments of the Non- Extending Lenders so terminated on such Existing Maturity Date. (c) In the event of any extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), the Borrower shall have the right on or before the Existing Maturity Date, at its own expense, to require any Non-Extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.12, Section 2.13, Section 2.14 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations in respect of such Class under this Agreement to one or more banks or other financial institutions identified to the Non-Extending Lender by the Borrower, which may include any existing Lender (each a “Replacement Lender”); provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Banks would be required to effect an assignment under Section 9.04(b), (ii) such assignment shall become effective as of a date specified by the Borrower (which shall not be later than the Existing Maturity Date in effect for such Non-Extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans of such Class made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date. 68 509265-2084-15360-Active.28293029.21

(d) As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 2.21(b)(ii), the Borrower shall (i) deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Maturity Date signed by a Responsible Officer of the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct and (B) no Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans of such Class and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of such Class of the Non-Extending Lenders pursuant to Section 2.21(b) and any assignment pursuant to Section 2.21(c), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended. (e) For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.21 and (ii) the operation of this Section 2.21 in accordance with its terms is not an amendment subject to Section 9.02. ARTICLE 3 REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants to the Lenders that: Section 3.01 Organization; Powers Each of the Borrower and its Subsidiaries is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Section 3.02 Authorization; Enforceability The Transactions are within the Borrower’s and each Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action. Each of the Borrower and the Guarantors has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitute its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. 69 509265-2084-15360-Active.28293029.21 Section 3.03 Governmental Approvals; No Conflicts The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (b) except as would not reasonably be expected to have a Material Adverse Effect, will not violate any applicable law or regulation or any order of any Governmental Authority, (c) will not violate any charter, by-laws or other organizational document of the Borrower or any of its Subsidiaries, (d) except as would not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument (other than the agreements and instruments referred to in clause (c)) binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than liens arising pursuant to the Security Documents). Section 3.04 Financial Condition; No Material Adverse Change (a) The Borrower has heretofore furnished to the Administrative Agent (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal years ended June 30, 2018 and June 30, 2017, reported on by Ernst & Young LLP, independent public accountants and (ii) its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the fiscal quarters ended September 30, 2018 and December 31, 2018 and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. (b) Since June 30, 2018, no event, development or circumstance exists or has occurred that has had or would reasonably be expected to have a Material Adverse Effect. Section 3.05 Properties (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in or rights to use, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. (b) Each of the Borrower and its Subsidiaries owns, or has the valid and enforceable right to use, all Intellectual Property material to its business as currently conducted, free and clear of all Liens other than Liens permitted by Section 6.02, and the operation of such business or the use of such Intellectual Property rights by the Borrower and its Subsidiaries does not infringe upon, misappropriate, or otherwise violate the rights of any other Person, except for any 70 509265-2084-15360-Active.28293029.21 such infringements, misappropriations, or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Section 3.06 Litigation and Environmental Matters Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing (including “cease and desist” letters and invitations to take a patent license) against or affecting the Borrower or any of its Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions. (a) Except with respect to any matter that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability. Section 3.07 Compliance with Laws and Agreements; No Default Each of the Borrower and its Subsidiaries is in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and rights and all indentures, agreements, and other instruments binding upon it or its property and rights, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. Section 3.08 Investment Company Status None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Section 3.09 Margin Stock None of the Borrower or any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U or Regulation X issued by the Board and all official rulings and interpretations thereunder or thereof. Section 3.10 Taxes Except as set forth on Schedule 3.10 or as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed with respect to income, properties or operations of the Borrower and its Subsidiaries, (ii) such returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries as a whole for 71 509265-2084-15360-Active.28293029.21 the periods covered thereby and (iii) each of the Borrower and its Subsidiaries has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and, to the extent required by GAAP, for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. Section 3.11 ERISA (a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in any Material Adverse Effect. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favorable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred, or is reasonably expected to occur, other than as would not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect). (b) There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to result in a Material Adverse Effect. (c) None of the Borrower, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make contributions to any Multiemployer Plan. (d) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any Subsidiary or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in any Material Adverse Effect. (e) The Borrower, its Subsidiaries and its ERISA Affiliates have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not reasonably be expected to result in any Material Adverse Effect. (f) No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of 72 509265-2084-15360-Active.28293029.21

Section 412 of the Code or Section 302 or 304 of ERISA. The Borrower, any Subsidiary, and any ERISA Affiliate have not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. None of the Borrower, any Subsidiary or any ERISA Affiliate have incurred or reasonably expect to incur any liability to PBGC except as would not reasonably be expected to result in a Material Adverse Effect, save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to result in a Material Adverse Effect, and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or, to the knowledge of the Borrower, is likely to arise on account of any Plan. None of the Borrower, any Subsidiary or any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA. (g) Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Non-U.S. Plan have been timely made, except as would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, except as would not reasonably be expected to result in a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities, except as would not reasonably be expected to result in a Material Adverse Effect. Section 3.12 Disclosure (a) All written information provided by any Responsible Officer of the Borrower in formal presentations or in any formal meeting or conference call (other than any projected financial information and other than information of a general economic or industry specific nature) to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder, as modified or supplemented by other information so furnished and when taken as a whole and together with any information disclosed in the Borrower’s public filings with the Securities and Exchange Commission, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projected financial information and all information concerning future proposed and intended activities are forward-looking statements by their nature and are is subject to significant uncertainties and contingencies, any of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any 73 509265-2084-15360-Active.28293029.21 such projected financial information may differ significantly from the projected results and such differences may be material). (b) As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects. Section 3.13 Subsidiaries Schedule 3.13(a) sets forth as of the Restatement Effective Date a list of all Subsidiaries, together with (a) the percentage ownership (directly or indirectly) of the Borrower therein and (b) whether such Subsidiary is a Guarantor or an Excluded Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the shares of capital stock or other ownership interests of all Subsidiaries of the Borrower are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens permitted under Section 6.02. Section 3.14 Solvency As of the Restatement Effective Date, the Borrower is, individually and together with its Subsidiaries, and after giving effect to the incurrence of any Indebtedness and obligations being incurred in connection herewith will be, Solvent. Section 3.15 Anti-Terrorism Law (a) To the extent applicable, neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of its Affiliates, is in violation of any legal requirement relating to Sanctions or any laws with respect to terrorism or money laundering (collectively, “Anti- Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”) and the USA Patriot Act. (b) None of (x) the Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (y) to the knowledge of the Borrower, any agent or Affiliate of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is any of the following: (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; 74 509265-2084-15360-Active.28293029.21 (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Sanctioned Person. (c) Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any of its Affiliates, (i) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of, a Person described in Section 3.15(b)(i)-(v) above, except as permitted under U.S. law, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. (d) The Borrower will not use, and will not permit any of its Subsidiaries or Affiliates to use, the proceeds of the Loans or Letters of Credit or otherwise make available such proceeds to any Person described in Section 3.15(b)(i)-(v) above, for the purpose of financing the activities of any Person described in Section 3.15(b)(i)-(v) above, in any Sanctioned Country or in any other manner that would violate any Anti-Terrorism Laws or Sanctions by any party hereto. Section 3.16 Anti-Corruption Laws and Sanctions (a) No part of the proceeds of the Loans or Letters of Credit will be used by the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any applicable Anti-Corruption Law. (b) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, Affiliates and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers and employees, and, to the knowledge of the Borrower, its Affiliates and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Section 3.17 Security Documents The Security Documents are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest (subject to Liens permitted by Section 6.02) in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Security Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 3 to the Security Agreement in appropriate form are filed in the offices specified on 75 509265-2084-15360-Active.28293029.21 Schedule 3 to the Security Agreement, the Security Agreement shall constitute a fully perfected Lien on, and security interest (subject to Liens permitted by Section 6.02) in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02). ARTICLE 4 CONDITIONS Section 4.01 Restatement Effective Date . The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02): (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. (b) The Administrative Agent shall have received (i) a reaffirmation agreement in respect of the Security Agreement, executed and delivered by the Borrower and in form and substance reasonably acceptable to the Administrative Agent, and (ii) a Note executed by the Borrower in favor of each Lender requesting a Note in advance of the Restatement Effective Date. (c) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of Fenwick & West LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver such opinion. (d) The Administrative Agent shall have received (i) certified copies of the resolutions of the board of directors of the Borrower and the Guarantors approving the transactions contemplated by the Loan Documents to which each such Loan Party is a party and the execution and delivery of such Loan Documents to be delivered by such Loan Party on the Restatement Effective Date, and all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to the Loan Documents and (ii) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of the Guarantors and the Borrower and authorization of the transactions contemplated hereby. (e) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of such entity authorized to sign the Loan Documents to which it is a party, to be 76 509265-2084-15360-Active.28293029.21 delivered by such entity on the Restatement Effective Date and the other documents to be delivered hereunder on the Restatement Effective Date. (f) The Administrative Agent shall have received (i) a certificate, dated the Restatement Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 as of the Restatement Effective Date, and (ii) a certificate, dated the Restatement Effective Date and signed on behalf of the Borrower by the chief financial officer of the Borrower, certifying that, as of the Restatement Effective Date, the Borrower is, individually and together with its Subsidiaries, and after giving effect to the incurrence of any Indebtedness and obligations being incurred in connection herewith will be, Solvent. (g) The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid by the Borrower on the Restatement Effective Date, and all expenses required to be reimbursed by the Borrower for which invoices have been presented at least three business days prior to the Restatement Effective Date, on or before the Restatement Effective Date. (h) (i) The Administrative Agent shall have received, to the extent reasonably requested by any of the Lenders at least five Business Days prior to the Restatement Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (i) The Administrative Agent shall have received (i) audited consolidated financial statements of the Borrower for the two most recent fiscal years ended at least 90 days prior to the Restatement Effective Date as to which such financial statements are available, (ii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph and at least 30 days prior to the Restatement Effective Date as to which such financial statements are available and (iii) reasonably detailed projections of the Borrower for its fiscal years ending June 30, 2019, June 30, 2020, June 30, 2021 and June 30, 2022. (j) All outstanding Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank. 77 509265-2084-15360-Active.28293029.21 (k) The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent. (l) Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation. The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Without limiting the generality of the provisions of Article 8, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto. Section 4.02 Each Credit Event The obligation of each Lender to make a Loan on the occasion of any Borrowing (provided that a conversion or a continuation shall not constitute a “Borrowing” for purposes of this Section 4.02), and of the applicable Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that (i) for purposes of this Section, the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01, (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (iii) to the extent that such representations and warranties are already qualified or modified by materiality in the text thereof, they shall be true and correct in all respects; and (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.; and (c) In the case of any Borrowing or any issuance, amendment, renewal or extension of a Letter of Credit prior to the Conversion Date, the Borrower shall be in compliance with the 78 509265-2084-15360-Active.28293029.21 covenant set forth in Section 6.10(a)(i) on the date of, and after giving pro forma effect to, such Borrowing or such issuance, amendment, renewal or extension of such Letter of Credit. Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower that the conditions specified in paragraphs (a), (b) and (b) of this Section have been satisfied as of the date thereof. ARTICLE 5 AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, or shall have been Cash Collateralized in an amount not less than the Minimum Collateral Amount, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that: Section 5.01 Financial Statements; Ratings Change and Other Information The Borrower will furnish to the Administrative Agent (for distribution to each Lender): (a) on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, within 120 days after the end of each fiscal year of the Borrower), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than a qualification related to the maturity of the Commitments and the Loans at the Maturity Date) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; (b) on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; 79 509265-2084-15360-Active.28293029.21 (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit F attached hereto (i) certifying as to whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth the amount of investments and acquisitions made pursuant to Section 6.04(hi) during the respective period and demonstrating compliance with such Section 6.04(hi), (iii) setting forth the amount of Restricted Payments made pursuant to Section 6.05(viiix) during the respective period and demonstrating compliance with such Section 6.05(viiix), (iv) demonstrating compliance with Sections 6.10(a) and (b), (v) if and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.04 had an impact on such financial statements, specifying the effect of such change on the financial statements accompanying such certificate and (vi) setting forth a description of any registered patents, registered trademarks or registered copyrights acquired, exclusively licensed or developed by the Borrower and its Subsidiaries since the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.01(c) prior to the date thereof, as applicable; (d) prior to an IPO, as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year; (e) prior to an IPO, as soon as available, and within 45 days after the end of each fiscal quarter of the Borrower (or 120 days, in the case of the fourth fiscal quarter of each fiscal year), the narrative discussion and analysis of the business of the Borrower and its Subsidiaries for such fiscal quarter that is distributed to the holders of Equity Interests in the Borrower; (fd) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be, in each case that is not otherwise required to be delivered to the Administrative Agent pursuant hereto; and (ge) promptly following any request in writing (including any electronic message) therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation. 80 509265-2084-15360-Active.28293029.21

Information required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such information is posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lenders and the Administrative Agent have been granted access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Section 5.02 Notices of Material Events The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect; (c) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect; and (d) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification. Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of Second Amendment and Restated Revolving Credit Agreement dated May 31, 2019” and (iii) shall be accompanied by a statement of a Responsible Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Section 5.03 Existence; Conduct of Business The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence in its jurisdiction of organization and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (ii) none of the Borrower or any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect. Section 5.04 Payment of Taxes The Borrower will, and will cause each of its Subsidiaries to, pay all Tax liabilities, including all Taxes imposed upon it or upon its income or profits or upon any properties belonging to it that, if not paid, would reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, and all lawful claims other than 81 509265-2084-15360-Active.28293029.21 Tax liabilities that, if unpaid, would become a Lien upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 6.02, in both cases except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) to the extent required by GAAP, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Section 5.05 Maintenance of Properties; Insurance The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, and (b) maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Section 5.06 Books and Records; Inspection Rights The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries full, true and correct in all material respects are made and are sufficient to prepare financial statements in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to the request made through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records to the extent reasonably necessary, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower or such Subsidiary shall be afforded the opportunity to participate in any discussions with such independent accountants), all at such reasonable times and as often as reasonably requested (but no more than once annually if no Event of Default exists). Notwithstanding anything to the contrary in this Section, none of the Borrower or any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non- financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by applicable law or any third party contract legally binding on the Borrower or its Subsidiaries or (iii) is subject to attorney, client or similar privilege or constitutes attorney work-product. Section 5.07 ERISA Events The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect. Section 5.08 Compliance with Laws and Agreements The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and rights and all indentures, agreements, and other instruments binding upon it or its property and rights, 82 509265-2084-15360-Active.28293029.21 except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti- Terrorism Laws and applicable Sanctions. Section 5.09 Use of Proceeds The proceeds of the Loans and Letters of Credit will be used only for working capital and general corporate purposes, including, without limitation, for stock repurchases under stock repurchase programs approved by the Borrower and for acquisitions not prohibited hereunder. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Section 5.10 Guarantors; Additional Collateral (a) If, as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be, any Person shall have become a Domestic Subsidiary (other than an Excluded Subsidiary), then the Borrower shall, within 30 days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after delivery of such financial statements, cause such Domestic Subsidiary to (i) enter into a guaranty agreement (a “Guaranty”) in substantially the form of Exhibit E hereto, or, if a Guaranty has previously been entered into by a Domestic Subsidiary (and remains in effect), a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent to such Guaranty and (ii) (A) enter into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent to the Security Agreement and (B) take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (subject to Liens permitted by Section 6.02) in the Collateral described in the Security Agreement with respect to such Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions, and filings with the United States Copyright Office, as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions consistent with the legal opinions delivered on the Effective Date, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided that the Borrower and its Subsidiaries shall not be required to take any action under this Section 5.10(a) if prior to the end of such 30 day period (or such longer period of time as the Administrative Agent may agree in its sole discretion) such Person ceases to be a Domestic Subsidiary as a result of a transfer of assets from such Person to the Borrower in a transaction or transactions permitted under this Agreement. (b) If, as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be, any foreign Subsidiary (not including any Immaterial Subsidiary) that is a direct Subsidiary of any Loan Party shall have been created or acquired after the Restatement Effective Date by any Loan Party, the Borrower will, or will cause the applicable Guarantor to, within 30 days (or such longer period of time as the Administrative 83 509265-2084-15360-Active.28293029.21 Agent may agree in its sole discretion) after delivery of such financial statements, (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Liens permitted by Section 6.02) in 66% of the total outstanding voting Equity Interests of any such foreign Subsidiary, (ii) deliver to the Administrative Agent any certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions consistent with the legal opinions delivered on the Effective Date, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. (c) If, as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be, any property shall be acquired by any Loan Party (other than (x) any property described in paragraphs (a) or (b) above or paragraph (d) below and (y) any property subject to a Lien expressly permitted by Section 6.02) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, the Borrower will, or will cause the applicable Loan Party to, within 30 days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after the delivery of such financial statements (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by the Administrative Agent. (d) If, as of the date of the most recently available financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be, any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 shall be acquired by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 6.02), the Borrower will, or will cause the applicable Loan Party to, within 30 days (or such longer period of time as the Administrative Agent may agree in its sole discretion) after the delivery of such financial statements (i) execute and deliver a first priority mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions 84 509265-2084-15360-Active.28293029.21 shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. (e) Notwithstanding the foregoing, none of the Borrower or its Subsidiaries shall be required to take any action outside of the United States to create or perfect any security interest in the Collateral (including the registration of Intellectual Property in, and the execution of any agreement, document or other instrument governed by the law of, any jurisdiction other than the United States, any State thereof or the District of Columbia). Section 5.11 Cash Management The Borrower shall, and shall cause each Guarantor to: (a) maintain all cash management and treasury business with the Lenders and Permitted Third Party Banks, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than (i) any account in which the aggregate average daily maximum balance over a 30-day period does not at any time exceed $250,000, provided that the aggregate average daily maximum balance over a 30-day period of all such accounts described in this clause (i) shall not at any time exceed $3,000,000, (ii) zero- balance accounts solely for the purpose of managing local disbursements, payroll and withholding, (iii) Fiduciary Accounts (collectively, the “Unrestricted Accounts”), all of which the Loan Parties may maintain without restriction (with the exception of those restrictions permitted under 6.02(n)), and (iv) accounts specified in Schedule 5.11, for the period stated therein, in each case subject to the terms of any Control Account Agreement) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, in which the Borrower and each of its Subsidiaries shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, and which shall be subject to a Control Account Agreement; if any Default or Event of Default has occurred and is continuing, the Administrative Agent may in its reasonable discretion, and is hereby authorized to, cause the applicable depositary bank or securities intermediary to honor the instructions of the Administrative Agent with respect to any Controlled Account in accordance with the terms of the applicable Control Account Agreement; and (b) deposit, no later than 10 Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for (i) cash and Cash Equivalents the aggregate value of which does not exceed, collectively with any amounts held in Unrestricted Accounts (other than amounts described in clause (ii) of this sentence), $3,000,000 at any time, (ii) amounts held in any Unrestricted Account solely for the purposes of managing local disbursements, payroll and withholding and any amounts held in a Fiduciary Account and (iii) accounts specified in Schedule 5.11, for the period stated therein. 85 509265-2084-15360-Active.28293029.21 Section 5.12 Further Assurances Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower will (a) correct any error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens created thereunder and (ii) assure, preserve, protect and confirm more effectively unto the Lenders, or the Administrative Agent for the benefit of the Lenders, the rights granted to the Lenders, or the Administrative Agent for the benefit of the Lenders, under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party. ARTICLE 6 NEGATIVE COVENANTS Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, or shall have been Cash Collateralized in an amount not less than the Minimum Collateral Amount, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that: Section 6.01 Indebtedness The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness other than: (a) Indebtedness existing on the Second Amendment Effective dDate hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; (c) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; (d) Indebtedness of the Borrower or any Subsidiary (other than any Foreign IP Subsidiary) constituting Capital Lease Obligations and Purchase Money Indebtedness; provided that the aggregate principal amount of Indebtedness pursuant to this clause (d) shall not exceed the greater of (i) $15,000,000 and (ii) 2.5% of the Total Assets of the Borrower and its Subsidiaries at any time outstanding; 86 509265-2084-15360-Active.28293029.21 (e) Indebtedness constituting letters of credit not to exceed $150,000,000500,000,000 at any time outstanding; (f) Indebtedness of the Borrower or any Subsidiary (other than any Foreign IP Subsidiary) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 10% of the Total Assets of the Borrower and its Subsidiaries (provided that such Indebtedness (i) shall not mature prior to the Maturity Date, (ii) either (x) shall not require any payment of principal prior to the Maturity Date or (y) shall not require payments of principal in an aggregate amount per annum in excess of 1.0% of the principal amount thereof and (iii) contains terms customary for similar issuances of Indebtedness at such time (as determined in good faith by the Borrower) (it being understood that, other than in the case of any issuance of a debt security, such terms shall be no more restrictive, taken as a whole (as determined in good faith by the Borrower), than the Loans, and in any event no such Indebtedness (including any debt securities) shall contain a financial maintenance covenant more restrictive than any financial maintenance covenant contained herein));shall be subject to the Required Additional Debt Terms; (g) Obligations under the Loan Documents.; Notwithstanding the foregoing, any Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party shall be permitted only to the extent subordinated to the Obligations on customary terms reasonably satisfactory to the Administrative Agent; and (h) Indebtedness of the Borrower or any Subsidiary constituting Capital Lease Obligations and/or Purchase Money Indebtedness, in each case in respect of the POP Facility and in an aggregate amount not to exceed $325,000,000; and (hi) any Permitted Convertible Indebtedness and replacements or refinancings thereof in anof the Borrower or any Subsidiary that is unsecured; provided that, (x) the aggregate principal amount not to exceed $1,000,000,000 at the time of issuance; provided that (i) no Default or Event of Default has occurred and is continuing at the time of issuance of such Indebtedness and (ii) at the time of issuance of such Indebtedness,shall not exceed, (i) prior to the Conversion Date, $1,000,000,000, and (ii) on and after the Conversion Date, the amount that may be incurred without causing the Total Net Leverage Ratio to exceed 4.50 to 1.00 after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the last day of the most recently completed fiscal quarter of the Borrower ending prior to such date), the Borrower is in pro forma compliance with the covenant set forth in Section 6.10.and (y) such Indebtedness shall be subject to the Required Additional Debt Terms; Notwithstanding the foregoing, any Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party shall be permitted only to the extent subordinated to the Obligations on customary terms reasonably satisfactory to the Administrative Agent. Section 6.02 Liens The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it except: 87 509265-2084-15360-Active.28293029.21 (a) Permitted Encumbrances; (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary other than improvements thereon or proceeds thereof and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and any refinancing, extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, extensions, renewals or replacements; (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancing, extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, extensions, renewals or replacements; (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness that is not prohibited by Section 6.01, (ii) such security interests and the Indebtedness secured thereby are initially incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary other than additions, accessions, parts, attachments or improvements thereon or proceeds thereof; (e) licenses, sublicenses, leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole; (f) the interest and title of a lessor under any lease or sublease entered into by the Borrower or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ Liens under leases; (g) in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (h) Liens securing Indebtedness to finance insurance premiums owing in the ordinary course of business to the extent such financing is not prohibited hereunder; 88 509265-2084-15360-Active.28293029.21

(i) Liens on earnest money deposits of cash or cash equivalents made in connection with any acquisition not prohibited hereunder; (j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to such institutions with respect to cash management and operating account arrangements; (k) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with the Borrower or any of its Subsidiaries in the ordinary course of business; (l) Liens created pursuant to the Security Documents; (m) other Liens securing obligations (other than Indebtedness of any Foreign IP Subsidiary) in an aggregate amount at any time outstanding (A) prior to the Conversion Date, not to exceed the greater of (i) $15,000,000 and (ii) 2.5% of the Total Assets of the Borrower and its Subsidiaries at any time outstanding and (B) on an after the Conversion Date, in an amount not to exceed the greater of (i) $100,000,000 and (ii) 2.5% of the Total Assets of the Borrower and its Subsidiaries at any time outstanding; (n) Liens on cash and Cash Equivalents securing letters of credit in an aggregate face amount at any time outstanding not to exceed $150,000,000250,000,000; provided that the aggregate amount of Liens at any time outstanding pursuant to this clause (n) shall not exceed 103% (or, in the case of any letters of credit issued in a currency other than Dollars and cash collateralized in Dollars, 110%) of the aggregate face amount of the letters of credit so secured; and (o) Any customary encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar customary arrangement pursuant to any joint venture or similar agreement. Section 6.03 Fundamental Changes (a) The Borrower will not, and will not permit any Subsidiary to, (x) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (y) otherwise Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or (z) liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Subsidiary or any other Person may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation; 89 509265-2084-15360-Active.28293029.21 (ii) any Person (other than the Borrower) may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity or the surviving entity becoming a Guarantor as part of the transaction); (iii) any Subsidiary that is not a Loan Party may Dispose of its assets to the Borrower or to another Subsidiary; (iv) any Loan Party may Dispose of its assets to any other Loan Party; (v) in connection with any investment permitted under Section 6.04, any Subsidiary may merge into or consolidate with any other Person, so long as the Person surviving such merger or consolidation shall be a Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity or the surviving entity becoming a Guarantor as part of the transaction); (vi) subject to compliance with Section 6.04(d), any Loan Party may Dispose of its assets in order to effect any investment permitted under Section 6.04(d); and (vii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and (viii) any Subsidiary may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, all the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time; provided that, if the applicable Dividing Person is a Loan Party, all of the assets of such Dividing Person shall be held by one or more Loan Parties at such time; provided that any such any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one 90 509265-2084-15360-Active.28293029.21 transaction or a series of transactions) any assets of any other Person constituting a business unit, except: (a) investments in cash and Cash Equivalents; (b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries; (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; (d) investments made by the Borrower in any Subsidiary, or by any Subsidiary in any other Subsidiary, provided that the aggregate of such investments made by the Loan Parties in Subsidiaries that are not Loan Parties shall not exceed the greater of (i) $10,000,000 and (ii) 5% of the Total Assets of the Borrower and its Subsidiaries at any time outstanding; (e) investments in the form of Indebtedness of, or equity interests in, foreign Subsidiaries that are not Loan Parties representing consideration for licenses of (i) any non-U.S. Intellectual Property and (ii) any Intellectual Property rights covering or relating solely to jurisdictions outside the United States; provided that the Equity Interests in the foreign Subsidiary to which such license is granted (or in the parent company of such foreign subsidiary, if such parent company does not have any assets other than Indebtedness of, or equity interests in, such foreign Subsidiary) have been pledged to the Administrative Agent in accordance with Section 5.10(b) and the Loan Parties retain ownership of such Intellectual Property and all rights required for or material to the operation of their businesses in the United States; (f) investments received in settlement of debts, claims or disputes owed to the Borrower or any Subsidiary that arose out of transactions in the ordinary course of business; (g) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business; (h) Guarantees constituting Indebtedness permitted by Section 6.01; (i) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make investments and other acquisitions (i)in an unlimited amount (i) prior to the Conversion Date, if Total Liquidity immediately prior to the consummation of such investment or acquisition and after giving pro forma effect to such investment or acquisition is equal to or greater than $175,000,000, in an unlimited amount or (ii) if Total Liquidity500,000,000 and (ii) on and after the Conversion Date, if, immediately prior to the consummation of such investment or acquisition and after giving pro forma effect to such investment or acquisition is less than $175,000,000, in an amount not to exceed $20,000,000 in the aggregate for any fiscal year of the Borrower; and, the Senior Secured Net Leverage Ratio is not greater than 3.00 to 1.00; (j) investments in the form of Swap Agreements permitted under Section 6.11.; and 91 509265-2084-15360-Active.28293029.21 (k) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make investments and other acquisitions in an amount not to exceed $25,000,000 in the aggregate for any fiscal year of the Borrower. Section 6.05 Restricted Payments The Borrower will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payments with respect to the Borrower or any of its Subsidiaries, except: (i) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any direct or indirect wholly-owned Subsidiary of the Borrower, and any non- wholly-owned Subsidiary may make Restricted Payments to the Borrower or any of its other Subsidiaries and to each other owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests of the relevant class of Equity Interests; (ii) the Borrower may declare and make dividends payable solely in additional shares of the Borrower’s Equity Interests; (iii) the Borrower may repurchase fractional shares of its Equity Interests arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or, so long as no Default or Event of Default then exists or would result therefrom, make cash settlement payments upon the exercise of warrants to purchase its Equity Interests, or “net exercise” or “net share settle” warrants; (iv) the Borrower may redeem or otherwise cancel Equity Interests or rights in respect thereof granted to (or make payments on behalf of) directors, officers, employees or other providers of services to the Borrower and the Subsidiaries in an amount required to satisfy tax withholding obligations relating to the vesting, settlement or exercise of such Equity Interests or rights; (v) following an IPO, the Borrower may make any Restricted Payment that has been declared by the Borrower, so long as (A) such Restricted Payment would be otherwise permitted under clause (ix) of this Section 6.05 at the time so declared (and shall be deemed to be a utilization of such capacity from and after such time) and (B) such Restricted Payment is made within 60 days of such declaration; (vi) following an IPO, the Borrower may make any repurchase (or deemed repurchase) of Equity Interests pursuant to any accelerated stock repurchase or similar agreement (each, an “ASR Agreement”) publicly announced by the Borrower and specifying the maximum aggregate amount of the stock to be repurchased pursuant to such ASR Agreement (the “Maximum ASR Amount”); provided that, at the time such ASR Agreement is publicly announced, the Maximum ASR Amount would otherwise have been permitted as a Restricted Payment on such date under clause (ix) of this Section 6.05 and shall be deemed to be a utilization of such capacity from and after such time until the repurchases pursuant to such ASR Agreement shall have been completed (up to the Maximum ASR Amount) or such ASR Agreement is terminated prior to the completion thereof, at which time any unused 92 509265-2084-15360-Active.28293029.21 amount under such ASR Agreement shall be available to be used for other Restricted Payments under such clause; (vii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, management, employees or other eligible service providers of the Borrower or its Subsidiaries, including the repurchase of Equity Interests or rights in respect thereof granted to directors, management, employees or other eligible service providers of the Borrower or its Subsidiaries pursuant to a right of repurchase set forth in any such stock option plans or other benefit plans or agreements in connection with a cessation of service; (viii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make Restricted Payments not otherwise permitted under this Section 6.05 in an amount not to exceed the amount of proceeds of any substantially concurrent issuance of Equity Interests; (ix) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may declare or make Restricted Payments (a) ifin an unlimited amount so long as (a) prior to the Conversion Date, Total Liquidity immediately prior to the makingdeclaration of such Restricted Payment and after giving pro forma effect to such Restricted Payment is equal to or greater than $300,000,000, in an unlimited amount or (b) if Total Liquidity500,000,000, and (b) on and after the Conversion Date, the Senior Secured Net Leverage Ratio immediately prior to the makingdeclaration of such Restricted Payment and after giving pro forma effect to such Restricted Payment is less than $300,000,000, in an amount not to exceed $20,000,000 in the aggregate for any fiscal year of the Borrower; andnot greater than 2.75 to 1.00; (x) the Borrower may make any Restricted Payments and/or payments or deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) (and cash in lieu of fractional shares) and/or cash pursuant to the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal there-on, making payments due upon required repurchase or redemption thereof and/or making payments and deliveries due upon conversion thereof); (xi) the Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and (xii) the Borrower may make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).; and (xiii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may declare or make Restricted Payments with the proceeds from substantially concurrent issuances of Equity Interests and Permitted Convertible Indebtedness. 93 509265-2084-15360-Active.28293029.21 Section 6.06 Restrictive Agreements The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or of any Subsidiary to Guarantee Indebtedness of the Borrower or any other Subsidiary under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.06 (and shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets of the Borrower or any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is not prohibited hereunder, (iv) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (v) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses, subleases and sublicenses and other contracts restricting the assignment thereof, (viii) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing Indebtedness not prohibited by Section 6.01; provided that such restrictions and conditions are customary for such Indebtedness, and (ix) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the ordinary course of business. Section 6.07 Transactions with Affiliates The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than between or among the Borrower and its Subsidiaries and not involving any other Affiliate except as otherwise permitted hereunder), except (a) on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) payment of customary directors’ fees, reasonable out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers or other employees of the Borrower or any of its Subsidiaries, (c) transactions approved by a majority of the disinterested directors of the Borrower’s board of directors, (d) any transaction involving 94 509265-2084-15360-Active.28293029.21 amounts less than $250,000 individually and $2,500,000 in the aggregate and (e) any Restricted Payment permitted by Section 6.05. Section 6.08 Use of Proceeds The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Section 6.09 Disposition of Property The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except: (a) the Disposition of obsolete or worn out property in the ordinary course of business; (b) the sale of inventory in the ordinary course of business; (c) Dispositions to a Loan Party; (d) Dispositions that constitute Investments that are permitted under Section 6.04; (e) Dispositions of (i) any non-U.S. Intellectual Property and (ii) any Intellectual Property rights covering or relating solely to jurisdictions outside the United States, in each case to any foreign Subsidiary so long as the Equity Interests in such foreign Subsidiary (or in the parent company of such foreign subsidiary, if such parent company does not have any assets other than Indebtedness of, or equity interests in, such foreign Subsidiary) have been pledged to the Administrative Agent in accordance with Section 5.10(b) and the Loan Parties retain all rights required for or material to the operation of their businesses in the United States; (f) Dispositions permitted by clause (iii) or (iv) of Section 6.03(a); (g) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; (h) the sale or issuance of any Subsidiary’s Equity Interests to the Borrower or any Guarantor that is a wholly owned Subsidiary; (i) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower; and 95 509265-2084-15360-Active.28293029.21 96 509265-2084-15360-Active.28293029.21 $1,000,000,000 December 31, 2020 $1,010,000,000 March 31, 2021 September 30, 2019 $1,150,000,000 Date of Determination June 30, 2021 $775,000,000 $1,185,000,000 September 30, 2021 $1,195,000,000 December 31, 2021 December 31, 2019 $1,215,000,000 Minimum Revenue March 31, 2022 $840,000,000 $1,380,000,000 June 30, 2022 $1,420,000,000 September 30, 2022 March 31, 2020 $1,435,000,000 December 31, 2022 $960,000,000 $1,455,000,000 March 31, 2023 $1,655,000,000 (j) the issuance and sale of notes constituting Permitted Convertible Indebtedness pursuant to Section 6.01(h); and (k) early unwind, settlement or termination of any Permitted Bond Hedge Transactions or Permitted Warrant Transactions. Section 6.10 Financial Condition Covenants The Borrower will not, and will not permit any of its Subsidiaries to: (a) (ai)Prior to the Conversion Date, the Borrower will not, and will not permit any of its Subsidiaries to, permit Total Liquidity, at any time, to be less than $125,000,000; or250,000,000. (b) permit Total Revenues for any Measurement Period ending on any date set forth below to be less than the amount set forth below opposite such date: June 30, 2023 June 30, 2020 $1,705,000,000 June 30, 2019 September 30, 2023 $990,000,000 $1,725,000,000 December 31, 2023 $1,745,000,000 March 31, 2024 September 30, 2020 $1,985,000,000 (ii) Prior to the Conversion Date, the Borrower will not, and will not permit any of its Subsidiaries to, permit Total Revenues for any Measurement Period to be less than $3,000,000,000. (iii) Notwithstanding anything to the contrary herein or in any other Loan Document, on and after the Conversion Date, the covenants set forth in the $725,000,000 foregoing clauses (a)(i) and (a)(ii) shall cease to be in effect for any purpose of the Loan Documents. (b) With respect to each Measurement Period ending on or after the Conversion Date, the Borrower will not permit the Senior Secured Net Leverage Ratio as of the last day of such Measurement Period to be greater than 3.00 to 1.00. Section 6.11 Swap Agreements Neither the Borrower nor any other Guarantor will enter into any Swap Agreement, other than (a) any Swap Agreement in respect of interest rates that is entered into to hedge or mitigate risks, and not for speculative purposes, in the ordinary course of the Borrower or such Guarantor’s business or in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or such Guarantor, (b) any Swap Agreement in respect of currency exchange rates that is not entered into for speculative purposes, (bc) any Permitted Bond Hedge Transaction and (cd) any Permitted Warrant Transaction. ARTICLE 7 EVENTS OF DEFAULT If any of the following events (each, an “Event of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or shall fail to Cash Collateralize any Obligation when and as required pursuant to the terms of this Agreement; (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any of the Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made; (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (solely with respect to the Borrower’s existence), Section 5.09 or in Article 6; (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any of the Loan Documents (other than those specified in clause (a), 97 509265-2084-15360-Active.28293029.21 (b) or (d) of this Article of this Agreement), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall have continued after the applicable grace period, if any; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (w) any requirement to, or any offer, to repurchase, prepay or redeem Indebtedness of a Person acquired in an acquisition permitted hereunder, to the extent such offer is required as a result of, or in connection with, such acquisition, so long as such requirement is satisfied at the time of such acquisition, (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) any redemption, repurchase, conversion or settlement with respect to any convertible debt instrument (including any termination of any related Swap Agreement) pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) an early payment requirement, unwinding or termination with respect to any Swap Agreement except (i) an early payment, unwinding or termination that results from a default or non-compliance thereunder by the Borrower or any Subsidiary, or another event of the type that would constitute an Event of Default or (ii) an early termination of such Swap Agreement by the counterparty thereto; provided further that this clause (g) shall not apply to any Permitted Convertible Indebtedness to the extent such event or condition occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such Permitted Convertible Indebtedness; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) except as may otherwise be permitted under Section 6.03, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) consent to the institution of, or 98 509265-2084-15360-Active.28293029.21 fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in excess of $10,000,00075,000,000 in the aggregate shall be rendered against the Borrower, any Subsidiary or any combination thereof (to the extent not paid or covered by a reputable and solvent independent third-party insurance company which has not disputed coverage) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment and such action shall not be stayed; (l) one or more ERISA Events shall have occurred, other than as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (m) a Change in Control shall occur; or (n) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority (subject to Liens permitted by Section 6.02) to be created thereby, then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) cash collateralize any outstanding Letters of Credit in accordance with Section 2.10(i) and (iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, 99 509265-2084-15360-Active.28293029.21 shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. ARTICLE 8 THE AGENTS Section 8.01 Appointment of Administrative Agent JPMorgan Chase Bank, N.A. is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes JPMorgan Chase Bank, N.A. to act as Administrative Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article 8 are solely for the benefit of the Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. As of the Effective Date, none of the Arranger or the Syndication Agents in such capacity shall have any obligations but shall be entitled to all benefits of this Article 8. The Arranger and the Syndication Agents may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower. Section 8.02 Powers and Duties Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Section 8.03 General Immunity (a) No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall 100 509265-2084-15360-Active.28293029.21 any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans, the Revolving Credit Exposures or the component amounts thereof or any Dollar Equivalent. (b) No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.02) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 9.02). (c) The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.03 and of Section 8.06 shall apply to any the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 8.03 and of Section 8.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party 101 509265-2084-15360-Active.28293029.21 beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Section 8.04 Administrative Agent Entitled to Act as Lender The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. Section 8.05 Lenders’ Representations, Warranties and Acknowledgment (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. (b) Each Lender, by delivering its signature page to this Agreement, an Assignment and Assumption or a Joinder Agreement and funding its Loans on or after the Effective Date or by the funding of any New Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Issuing Bank or Lender, as applicable on the Effective Date or as of the date of funding of such New Loans. 102 509265-2084-15360-Active.28293029.21 Section 8.06 Right to Indemnity Each Lender, in proportion to its Applicable Percentage, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Applicable Percentage thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. Section 8.07 Successor Administrative Agent The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Required Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums held under the Loan Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the Loan Documents, 103 509265-2084-15360-Active.28293029.21 whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article). After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 8 and Section 9.03 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Section 8.08 Guaranty and Security Documents (a) Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Guaranty and the Loan Documents. Subject to Section 9.02, without further written consent or authorization from any Lender, the Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 9.17 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.02) have otherwise consented. (b) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Guaranty or the Security Documents, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent, for the benefit of the Lenders in accordance with the terms hereof and thereof. (c) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements) have been paid in full and all Commitments have terminated or expired and no Letter of Credit shall be outstanding or subject to any pending draw, upon request of the Borrower, the Administrative Agent shall take such actions as shall be required to release all guarantee obligations provided for in and Liens created by any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. Section 8.09 Withholding Taxes To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance 104 509265-2084-15360-Active.28293029.21 which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Section 8.10 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, The Administrative Agent (irrespective of whether the principal of any Loan or Obligation under a Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor; (b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.09 and 9.03 allowed in such judicial proceeding; and (c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 9.03. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.09 and 9.03 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or the Issuing Banks may be entitled to 105 509265-2084-15360-Active.28293029.21 receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. ARTICLE 9 MISCELLANEOUS Section 9.01 Notices (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: (i) if to the Borrower, to it at: Peloton Interactive, Inc. 125 West 25th Street, 11441 Ninth Avenue, 6th Floor New York, NY 10001 Attention: Chief Financial Officer and Treasurer Email: jill.woodworth@onepeloton.com and dana.laidhold@onepeloton.com, with a copy to legal@onepeloton.com (ii) if to the Administrative Agent, to it at: JPMorgan Chase Bank, N.A. 10 South Dearborn, Floor L2S Chicago, IL, 60603 Attention: Briahna Amos Email: briahna.amos@jpmorgan.com, jpm.agency.cri@jpmorgan.com, and cb-nast@tls.ldsprod.com Reference: Peloton Interactive, Inc. Telephone: (312) 954-1388 Fax: (844) 490-5663 (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire. (iv) if to JPMorgan Chase Bank, N.A., as an Issuing Bank, to it at: JPMorgan Chase Bank, N.A. 10 South Dearborn, Floor L2S 106 509265-2084-15360-Active.28293029.21 Chicago, IL, 60603 Attention: Briahna Amos Email: briahna.amos@jpmorgan.com, jpm.agency.cri@jpmorgan.com, and cb-nast@tls.ldsprod.com Reference: Peloton Interactive, Inc. Telephone: (312) 954-1388 Fax: (844) 490-5663 With a copy to: Lauren Daley 237 Park Avenue, Floor 6 New York, NY, 10017-3140 Email: lauren.daley@chase.com Telephone: (212) 622-9563 (v) With respect to any other Issuing Bank, at its address provided by notice to the other parties hereto. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. 107 509265-2084-15360-Active.28293029.21 (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. (d) The Borrower agrees that the Administrative Agent may make the Communications (as defined below) available to the Lenders and the Issuing Banks by posting the Communications on Debt Domain, IntraLinks, Syndtrak, or another similar electronic system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby (the “Communications”). No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) be responsible or liable for damages arising from the unauthorized use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission, except to the extent that such damages have resulted from the willful misconduct or gross negligence of such Agent Party (as determined in a final, non-appealable judgment by a court of competent jurisdiction). Section 9.02 Waivers; Amendments (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time. (b) Subject to Section 2.11(b) and Section 9.02(c) below, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, however, that no such amendment, waiver or consent shall: (i) amend the definition of “Applicable Percentage” without the consent of each Lender, or extend or increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce 108 509265-2084-15360-Active.28293029.21 the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; provided, however, that notwithstanding clause (ii) or (iii) of this Section 9.02(b), only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the default rate set forth in Section 2.10(c), (iv) change Section 2.15(b), Section 2.15(c) or any other Section hereof providing for the ratable treatment of the Lenders, in each case in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release all or substantially all of the value of any Guaranty or release all or substantially all of the Collateral, without the written consent of each Lender, except to the extent the release of any Guarantor or the Collateral is permitted pursuant to Article 8 or Section 9.17 (in which case such release may be made by the Administrative Agent acting alone), (vi) change any of the provisions of this Section or the percentage referred to in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vii) waive any condition set forth in Section 4.01 (other than as it relates to the payment of fees and expenses of counsel), or, in the case of any Loans made on the Restatement Effective Date, Section 4.02, without the written consent of each Lender. Notwithstanding anything to the contrary herein, no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be. (c) This Agreement may be amended as contemplated by (i) Section 2.18 to effect New Commitments pursuant to a Joinder Agreement with the consent only of the Administrative Agent, the Borrower and the New Lenders providing New Commitments and (ii) Section 2.21 to effect Extended Commitments pursuant to an Extension Amendment with the consent only of the Administrative Agent, the Borrower and the Extending Lenders providing such Extended Commitments. If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. Any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Borrower, the Administrative Agent and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Section 9.03 Expenses; Indemnity; Damage Waiver (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, disbursements and other charges of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, any other Loan Document or any amendments, modifications 109 509265-2084-15360-Active.28293029.21 or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) costs, expenses, Taxes, assessments and other charges incurred by any Lender in connection with any filing, registration, recording, or perfection of any security interest contemplated by this Agreement, (iii) all reasonable out-of- pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including, without limitation, the fees, disbursements and other charges of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender- Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (bc) The Borrower shall indemnify the Administrative Agent, the Arranger, any Issuing Bank and each Lender, and each Related Party, successor, partner, representative or assign of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any of its 110 509265-2084-15360-Active.28293029.21 Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available, (x) with respect to Taxes and amounts relating thereto (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), the indemnification for which shall be governed solely and exclusively by Section 2.14, or (y) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. (cd) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent and the applicable Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in their capacity as such; provided, further, that, notwithstanding anything to the contrary herein, no Lender shall be liable for any portion of any such unreimbursed expenses or indemnified loss, claim, damage, liability or related expense, as the case may be, of the Administrative Agent and/or the Issuing Banks (or, in each case, any Affiliate thereof) as a result of the bad faith, gross negligence or willful misconduct of the relevant Person or Persons, as determined by a court of competent jurisdiction by a final or non-appealable judgment. (de) Without limiting in any way the indemnification obligations of the Borrower pursuant to Section 9.03(b) or of the Lenders pursuant to Section 8.06, to the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any Indemnitee or the Borrower or any of its Subsidiaries, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. 111 509265-2084-15360-Active.28293029.21 (ef) All amounts due under this Section shall be payable promptly after written demand therefor. Section 9.04 Successors and Assigns (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (but not to the Borrower or an Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment of any Class, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment, an Affiliate of a Lender, or an Approved Fund; and (C) each Issuing Bank. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or a greater amount that is an integral multiple of $1,000,000) unless each of the Borrower and the Administrative Agent otherwise 112 509265-2084-15360-Active.28293029.21 consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; (E) no such assignment shall be made to (i) any Loan Party nor any Affiliate of a Loan Party, (ii) any Defaulting Lender or any of its subsidiaries, or any Person, who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) any natural person; and (F) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans of each applicable Class in accordance with its Applicable Class Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender 113 509265-2084-15360-Active.28293029.21 under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.12, Section 2.13, Section 2.14 and Section 9.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and amounts on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 9.04(b)(iv), except to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The Loans (including principal and interest) are registered obligations and the right, title, and interest of any Lender or its assigns in and to such Loans shall be transferable only upon notation of such transfer in the Register. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), Section 2.15(d) or Section 8.06, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. 114 509265-2084-15360-Active.28293029.21 (c) (i) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (but not to the Borrower or an Affiliate thereof) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment of any Class and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(c) as though it were a Lender. (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to receive a greater payment results from a Change in Law requiring a payment under Section 2.12 that occurs after the Participant acquired the applicable participation. Participants entitled to the benefits of Sections 2.12, 2.13 and 2.14 are entitled to such benefits subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender). (iii) Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. 115 509265-2084-15360-Active.28293029.21 (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Section 9.05 Survival . All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding or subject to any pending draw and so long as the Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.13, Section 2.14 and Section 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the resignation of the Administrative Agent, the replacement of any Lender, or the termination of this Agreement or any provision hereof. Section 9.06 Counterparts; Integration; Effectiveness; Electronic Signatures This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other 116 509265-2084-15360-Active.28293029.21

Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (2) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Section 9.07 Severability 117 509265-2084-15360-Active.28293029.21 Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited. Section 9.08 Right of Setoff If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Federal court of the United States of America sitting in New York County, Borough of Manhattan (or, in the event such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan) and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any 118 509265-2084-15360-Active.28293029.21 such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction. (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Section 9.10 Waiver Of Jury Trial EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 9.11 Headings Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Section 9.12 Confidentiality (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and to not use the Information for any purpose except in connection with the Loan Documents, except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel and other professionals, experts or advisors, or to any credit insurance provider relating to the Borrower and its obligations, in each case whom it reasonably determines 119 509265-2084-15360-Active.28293029.21 needs to know such information in connection with this Agreement and the transactions contemplated hereby and who are informed of the confidential nature of such Information and instructed to keep such Information confidential, (ii) to the extent requested by any rating agency or regulatory authority, examiner regulating banks or banking, or other self-regulatory authority having or claiming oversight over the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates, (iii) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable laws or regulations or by any subpoena or similar legal process based on the advice of counsel (in which case the Administrative Agent, such Issuing Bank or such Lender, as applicable, agrees, to the extent permitted by applicable law, to inform the Borrower promptly thereof), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or (C) is independently developed by the Administrative Agent, an Issuing Bank or a Lender or (ix) for purposes of establishing a “due diligence” defense. In addition, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Issuing Banks and the Lenders in connection with the administration of this Agreement, the other Loan Documents, the Letters of Credit and the Loans. For the purposes of this Section, “Information” means all memoranda or other information received from or on behalf of the Borrower relating to the Borrower or its business that is clearly identified by the Borrower as confidential, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(A) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE 120 509265-2084-15360-Active.28293029.21

AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW. Section 9.13 Interest Rate Limitation Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Section 9.14 No Advisory or Fiduciary Responsibility In connection with all aspects of each Transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, the Syndication Agents, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger, the Syndication Agents, the Issuing Banks and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Arranger, the Syndication Agents. the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Subsidiaries, or any other Person and (ii) neither the Administrative Agent, the Arranger, any Syndication Agent, any Issuing Bank, nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the Transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arranger, the Syndication Agents, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the 121 509265-2084-15360-Active.28293029.21 Administrative Agent, the Arranger, any Syndication Agent, any Issuing Bank, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. The Borrower, on behalf of itself and each of its Subsidiaries, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, the Arranger, the Syndication Agents, any Issuing Bank or any Lender, on the one hand, and the Borrower, any of its Subsidiaries, or their respective stockholders or affiliates, on the other. Section 9.15 Electronic Execution of Assignments and Certain Other DocumentsErroneous Payments The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. (1) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative 122 509265-2084-15360-Active.28293029.21 Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. Section 9.16 USA PATRIOT Act Each Lender and each Issuing Bank that is subject to the requirements of the USA Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender or such Issuing Bank to identify the Borrower and each Guarantor in accordance with the USA Patriot Act. The Borrower and each Guarantor shall, promptly following a request by the Administrative Agent, any Issuing Bank or any Lender, provide all documentation and other information that the Administrative Agent, such Issuing Bank or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. Section 9.17 Releases of Guarantors and Liens (a) In the event that all the Equity Interests in any Guarantor are sold, transferred or otherwise disposed of to a Person other than the Borrower or its Subsidiaries in a transaction permitted under this Agreement or in the event that a Guarantor ceases to be a Subsidiary, the Administrative Agent shall, at the Borrower’s expense, promptly take such action and execute such documents as the Borrower may reasonably request to terminate the guarantee of such Guarantor and to release the Collateral owned by such Guarantor from the Liens created by the Security Documents. (b) In the event that any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party to a Person other than the Borrower or its Subsidiaries in a transaction permitted under Section 6.09 of this Agreement, the Administrative Agent shall, at 123 509265-2084-15360-Active.28293029.21 the Borrower’s expense, promptly take such action and execute such documents as the Borrower may reasonably request to release the Liens created by the Security Documents on such Collateral. (c) At such time as all Obligations (other than inchoate indemnity obligations and obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements) have been paid in full and all Commitments have terminated or expired and no Letter of Credit shall be outstanding or subject to any pending draw, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. Section 9.18 Acknowledgement Regarding Any Supported QFCs To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 124 509265-2084-15360-Active.28293029.21

(b) As used in this Section 9.18, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Section 9.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable law). Section 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary herein or in any other Loan Document, each Borrower, each Lender and the Administrative Agent (each, an “Acknowledging Party”) 125 509265-2084-15360-Active.28293029.21 acknowledges that any liability of any Lender that is an Affected Financial Institution arising hereunder or under any other Loan Document, to the extent such liability is unsecured and solely relates to the Loans and not to any other Person, including any other party hereto or any other Loan Document (and not to any other obligations), to such Acknowledging Party (all such liabilities, , the “Covered Liabilities”) may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers to any Covered Liability arising hereunder or under any other Loan Document which may be payable to it by any Lender party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such Covered Liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such Covered Liability; (ii) a conversion of all, or a portion of, such Covered Liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such Covered Liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such Covered Liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Notwithstanding anything to the contrary herein, nothing contained in this Section 9.20 shall modify or otherwise alter the rights or obligations under this Agreement or any other Loan Document of any Person party hereto (other than an Acknowledging Party to the extent set forth in this Section 9.20) or with respect to any liability that is not a Covered Liability. [Remainder of page intentionally left blank; signature pages follow] 126 509265-2084-15360-Active.28293029.21 EXHIBIT B Consenting Commitments JPMorgan Chase Bank, N.A. ........................................................................... $127,800,000 Goldman Sachs Lending Partners LLC ........................................................... $127,200,000 Citibank, N.A. .................................................................................................. $100,000,000 Barclays Bank PLC .......................................................................................... $75,000,000 Bank of America, N.A. .................................................................................... $35,000,000 Total ................................................................................................... $465,000,000 Non-Consenting Commitments Silicon Valley Bank ......................................................................................... $35,000,000 Total ................................................................................................... $35,000,000 EXHIBIT C

SCHEDULE 6.01 Indebtedness  $1,000,000,000 principal amount of 0.00% Convertible Senior Notes due 2026.  Lease Recourse Guarantees by Precor Finland Oy and its subsidiaries on capital lease obligations of end customers to various equipment lessors in the amount of $28,868,753.17 as of September 30, 2021.  Capital Lease Obligations related to equipment leases and forklift leases in effect on the Second Amendment Effective Date in the amount of $3,925,970. EXHIBIT D EXHIBIT F FORM OF COMPLIANCE CERTIFICATE This Compliance Certificate is delivered to you pursuant to Section 5.01(c) of the Amended and Restated Revolving Credit Agreement, dated as of June 20, 2019 (as amended by the First Amendment, dated as of February 8, 2021, and the Second Amendment, dated as of December 10, 2021, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Peloton Interactive, Inc. (the “Borrower”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. 1. I am the duly elected, qualified and acting [____________]1 of the Borrower. 2. I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as an officer of the Borrower. 3. I have reviewed the terms of the Credit Agreement and the other Loan Documents. The financial statements for the fiscal [quarter][year] of the Borrower ended [_____________, _____] attached hereto as ANNEX 1 or otherwise delivered to the Administrative Agent pursuant to the requirements of Section 5.01 of the Credit Agreement (the “Financial Statements”) present fairly in all material respects as of the date of each such statement the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied[, subject to normal year-end audit adjustments and the absence of footnotes].2 No Default has occurred and is continuing as of the date hereof[, except for _________].3 There has been no change in GAAP or in the application thereof applicable to the Borrower and its consolidated Subsidiaries since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement that has had an impact on the 1 Certificate may be signed by any Financial Officer of the Borrower (chief financial officer, principal accounting officer or vice president of finance or corporate controller of the Borrower). 2 To be included only if the Compliance Certificate is certifying the quarterly financials. 3 Specify the details of any Default, if any, and any action taken or proposed to be taken with respect thereto. F-2 Financial Statements [, except for _________, the effect of which on the Financial Statements has been [_________]].4 4. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) the information required by Sections 5.01(c)(ii), (iii) and (iv) of the Credit Agreement. 5. Attached hereto as ANNEX 3 is a description of any registered patents, registered trademarks or registered copyrights acquired, developed or exclusively licensed by the Borrower and its Subsidiaries since the [Effective Date][date of the most recent Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement prior to the date hereof]. IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above. PELOTON INTERACTIVE, INC. By: Name: Title: 4 If and to the extent that any change in GAAP that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement had an impact on such financial statements, specify the effect of such change on the financial statements accompanying this Compliance Certificate.

F-3 ANNEX 1 [Applicable Financial Statements to be attached if applicable] F-4 ANNEX 2 The information described herein is as of [_____________, _____]1, (the “Computation Date”) and, except as otherwise indicated below, pertains to the period from [_____________, _____]2 to the Computation Date (the “Measurement Period”). Section 2.06(d) Amount Consolidated Adjusted EBITDA for the Measurement Period ended on the Computation Date Sum of: 1. Consolidated Net Income $ 2. Interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans) $ 3. Income tax expense $ 4. Depreciation and amortization expense $ 5. Amortization of intangibles (including, but not limited to, goodwill) $ 6. Stock option and other equity-based compensation expense $ 7. Any transaction and/or integration expenses from acquisitions and other investments permitted by Section 6.04 of the Credit Agreement and Dispositions permitted by Section 6.09 of the Credit Agreement $ 8. Restructuring charges and other exit and disposal costs during such period; provided that cash payments in respect of such restructuring charges and exit and disposal costs shall be deducted from Consolidated Adjusted EBITDA when such payments are made; provided, further, that the aggregate amount of cash charges and costs permitted to be added back to Consolidated Adjusted EBITDA for any Measurement Period pursuant to this clause (vii) shall not exceed 25% of Consolidated Adjusted EBITDA for such Measurement Period (calculated after giving effect to such addbacks) $ 9. Extraordinary, unusual or non-recurring losses or expenses including, without limitation, losses related to product recalls and litigation and settlement expenses $ 10. Adjustments permitted or required by Article 11 of Regulation S-X of the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder $ 1 Insert the last day of the respective fiscal quarter or fiscal year covered by the financial statements which are required to be accompanied by this Compliance Certificate. 2 Insert the first day of the most recently completed four consecutive fiscal quarters of the Borrower ended on the Computation Date. F-5 11. All expenses or charges (including deferred financing costs written off and premiums paid) in connection with any early extinguishment of debt, including hedging obligations or other derivative instruments $ 12. Charges resulting from purchase price adjustments with respect to acquisitions permitted by Section 6.04 (including accruals and payments of earn-out obligations) $ A. $ Less the sum of: 1. Any extraordinary, unusual or non-recurring cash gains for such Measurement Period increasing Consolidated Net Income $ 2. Any reversals of non-cash restructuring charges or other non-cash exit and disposal costs during such period $ B. $ Consolidated Adjusted EBITDA (A-B) $ Negative Covenants Amount Aggregate amount of investments and acquisitions made pursuant to Section 6.04(i) $ Aggregate amount of Restricted Payments made pursuant to Section 6.05(ix) $ Financial Covenants Amount [Section 6.10(a)(i): Total Liquidity $ Section 6.10(a)(ii): Total Revenues $ ]3 [Section 6.10(b): Senior Secured Net Leverage Ratio $ ]4 3 To be included prior to the Conversion Date. 4 To be included on and after the Conversion Date. F-6 ANNEX 3 [Description of Intellectual Property]

EXHIBIT E

Execution VersionExhibit E to Amendment No. 2

SECURITY AGREEMENT

made by

PELOTON INTERACTIVE, INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of November 3, 2017

As Amended December 10, 2021

509265-2084-15360-Active.23244562.10

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	1
1.1	Definitions	1
1.2	Other Definitional Provisions	3
SECTION 2.	GRANT OF SECURITY INTEREST	4
SECTION 3.	REPRESENTATIONS AND WARRANTIES	5
3.1	Title; No Other Liens	5
3.2	Perfected First Priority Liens	5
3.3	Jurisdiction of Organization; Chief Executive Office	5
3.4	Inventory and Equipment	5
3.5	Investment Property	6
3.6	Receivables	6
3.7	Intellectual Property	6
3.8	Commercial Tort Claims	7
SECTION 4.	COVENANTS	7
4.1	Delivery of Instruments, Certificated Securities and Chattel Paper	7
4.2	[Reserved]	7
4.3	Payment of Obligations	7
4.4	Maintenance of Perfected Security Interest; Further Documentation	7
4.5	Changes in Name, etc	8
4.6	Notices	8
4.7	Investment Property	8
4.8	Intellectual Property	9
4.9	Commercial Tort Claims	10
SECTION 5.	REMEDIAL PROVISIONS	10
5.1	Pledged Stock	10
5.2	Proceeds to be Turned Over To Administrative Agent	11
5.3	Application of Proceeds	12
5.4	Code and Other Remedies	12
5.5	Registration Rights	13
5.6	Subordination	14
5.7	Deficiency	14
SECTION 6.	THE ADMINISTRATIVE AGENT	14
6.1	Administrative Agent's Appointment as Attorney-in-Fact, etc	14
6.2	Duty of Administrative Agent	16
6.3	Execution of Financing Statements	16
6.4	Authority of Administrative Agent	16
SECTION 7.	MISCELLANEOUS	16
7.1	Amendments in Writing	16
7.2	Notices	16
7.3	No Waiver by Course of Conduct; Cumulative Remedies	16

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7.4	Enforcement Expenses; Indemnification	17
7.5	Successors and Assigns	17
7.6	Set-Off	17
7.7	Counterparts	18
7.8	Severability	18
7.9	Section Headings	18
7.10	Integration	18
7.11	GOVERNING LAW	18
7.12	Submission To Jurisdiction; Waivers	18
7.13	Acknowledgements	19
7.14	Additional Grantors	19
7.15	Releases	19
7.16	WAIVER OF JURY TRIAL	19

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property

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509265-2084-15360-Active.23244562.10

SECURITY AGREEMENT SECURITY AGREEMENT, dated as of November 3, 2017, made by Peloton Interactive, Inc. (the “Borrower”), each Subsidiary of the Borrower that may become a party hereto as provided herein (the “Subsidiary Grantors”; the Subsidiary Grantors, together with the Borrower, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of November 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the Administrative Agent. W I T N E S S E T H: WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties. WHEREAS, the Borrower and the Administrative Agent have, as of December 10, 2021, amended this Agreement pursuant to that certain Second Amendment, dated as of December 10, 2021 to the Credit Agreement. NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows: SECTION 1. DEFINED TERMS 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Letter of Credit Rights and Supporting Obligations. (b) The following terms shall have the following meanings: “Agreement”: this Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. “Collateral”: as defined in Section 2. “Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 5.2. 1 509265-2084-15360-Active.23244562.10 “Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof. “Copyright Licenses”: any written agreement (including, without limitation, those listed in Schedule 6), providing for the grant by or to any Grantor of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright. “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution. “Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America. “Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary. “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property and proprietary rights, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all Copyrights, Patents, Trademarks, trade secrets, Licenses, and similar rights, (ii) all registrations and applications of any of the foregoing, (iii) rights in software, programs, applications, source code, object code, documentation, manuals, tools, algorithms, models, formulas, compilations, methodologies and databases (collectively, “Software”) not otherwise included in the foregoing, and (iv) the right to sue at law or in equity or otherwise recover for any past, present or future infringement, dilution, misappropriation, breaches or other violation or impairment thereof, and the right to receive all proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto. “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Borrower or any of its Subsidiaries. “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock. “Issuers”: the collective reference to each issuer of any Pledged Stock. “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York. “Licenses”: the Copyright Licenses, Patent Licenses, Trademark Licenses, and trade secret licenses. 2 509265-2084-15360-Active.23244562.10 “Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisionals, provisionals, reexaminations, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing. “Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6. “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business). “Pledged Stock”: the Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder. “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto. “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account). “Secured Parties”: the collective reference to the Administrative Agent, the Lenders and, any affiliate of any Lender to which Obligations are owed, and with respect to Obligations arising under any Specified Swap Agreement, any Person who was a Lender or an Affiliate of a Lender at the time the relevant Swap Agreement was entered into. “Securities Act”: the Securities Act of 1933, as amended. “Software”: as defined in the definition of “Intellectual Property”. “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names, social media and mobile identifiers and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof. 3 509265-2084-15360-Active.23244562.10 “Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6. 1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. SECTION 2. GRANT OF SECURITY INTEREST Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property and rights now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations: (a) all Accounts; (b) all Chattel Paper; (c) all Deposit Accounts; (d) all Documents; (e) all Equipment; (f) all Fixtures; (g) all General Intangibles; (h) all Instruments; (i) all Intellectual Property; (j) all Inventory; (k) all Investment Property; (l) all Letter-of-Credit Rights; 4 509265-2084-15360-Active.23244562.10

(m) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above); (n) all books and records pertaining to the Collateral; and (o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest (i) is prohibited by any requirement of law of a Governmental Authority, (ii) requires a consent not obtained of any Governmental Authority pursuant to such requirement of law or is prohibited by or (iii) constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note (other than any of the foregoing issued by a Grantor), any applicable shareholder or similar agreement, except to the extent that such requirement of law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. Notwithstanding anything herein to the contrary, in no event shall this Agreement constitute a grant of a security interest in any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law. SECTION 3. REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that: 3.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. 3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for 5 509265-2084-15360-Active.23244562.10 unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law. 3.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof. 3.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5. 3.5 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer. (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable (to the extent such concepts are applicable in the relevant jurisdiction). (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement. 3.6 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. (b) None of the obligors on any Receivables is a Governmental Authority. (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate. 3.7 Intellectual Property. (a) Schedule 6 lists all registered Copyrights, and applications and registrations for Patents and Trademarks owned or purported to be owned by such Grantor on the date hereof, and all Licenses under which such Grantor is an exclusive licensee of registered Copyrights, or applications or registrations for Patents and Trademarks. (b) On the date hereof, all Intellectual Property listed on Schedule 6 has not been abandoned and is unexpired, and to each Grantor’s knowledge, valid and enforceable. The conduct of the business of such Grantor does not infringe the Intellectual Property rights of any other Person, except as would not reasonably be expected to have a Material Adverse Effect. 6 509265-2084-15360-Active.23244562.10 (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property owned by such Grantor is the subject of any franchise or exclusive licensing agreement pursuant to which such Grantor is the franchisor or exclusive licensor. (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect. (e) Except as set forth in Schedule 6, on the date hereof, no action or proceeding (excluding non-final, ordinary course office actions related to Intellectual Property registration efforts) is pending, or, to the knowledge of such Grantor, threatened, (i) seeking to limit, cancel or question the validity of any Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect. 3.8 Commercial Tort Claims (a) On the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $100,000. (b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 4.9 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law. SECTION 4. COVENANTS Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated: 4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. 4.2 [Reserved]. 4.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could 7 509265-2084-15360-Active.23244562.10 not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein. 4.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral. (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail. (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Intellectual Property, filing with the United States Patent and Trademark Office and the United States Copyright Office (or, in each case, any successor office), as applicable, such documents as may be reasonably necessary or advisable for the purposes of perfecting, confirming, continuing, enforcing or protecting the security interests created hereby, and (iii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights and any other relevant Collateral (including the Collateral Account), taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. 4.5 Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name. 4.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of: (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and (b) of the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect. 4.7 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the pledged Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares 8 509265-2084-15360-Active.23244562.10 of the Investment Property, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the provisions of this Section 4.7 or elsewhere in this Agreement, no Grantor shall be required to take any action with respect to the pledge of Equity Interests of Issuers that would be deemed to be a pledge of in excess of 66% of the Foreign Subsidiary Voting Stock. (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof (other than Liens permitted by the Credit Agreement with respect to Proceeds), or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof. (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Investment Property issued by it. 4.8 Intellectual Property. (a) Such Grantor (either itself or through licensees), solely with respect to material Trademarks owned by such Grantor, will (i) continue to use each Trademark in order to maintain such Trademark in full force, except to the extent that such Grantor determines in its reasonable business judgment that any such use of a Trademark is no longer necessary or beneficial to the conduct of such Grantor’s business, (ii) maintain as in the past the quality of products and services offered under such Trademark, including by exercising appropriate quality control as may be required by applicable requirements of law over any licensees using such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, and (iv) not (and not permit any licensee thereof to) knowingly do any act or 9 509265-2084-15360-Active.23244562.10 knowingly omit to do any act whereby such Trademark would reasonably be expected to become invalidated or impaired in any way. (b) Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any Patent material to its business may become forfeited, abandoned, compromised or dedicated to the public, or any trade secret material to its business may lose trade secret protection, and will use such Patent with all notices and legends required by applicable requirements of law, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business. (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any material portion of any Copyright material to its business may become invalidated or otherwise impaired, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business. Such Grantor will not (either itself or through licensees) knowingly do any act whereby any material portion of the Copyrights may fall into the public domain, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business. (d) Such Grantor (either itself or through licensees) will not knowingly do any act to infringe the Intellectual Property rights of any other Person. (e) Such Grantor will notify the Administrative Agent and the Lenders promptly if any registration relating to any material Intellectual Property owned by such Grantor becomes forfeited, abandoned or dedicated to the public, or of any final adverse determination regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same, except where such determination would not result in a Material Adverse Effect. (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within fifteen Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. (g) Such Grantor will take reasonable and necessary steps in its reasonable business judgment, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of the Intellectual Property material to its business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability. (h) In the event that any material Intellectual Property owned by such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall 10 509265-2084-15360-Active.23244562.10 reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof. (i) Such Grantor shall not (and shall not knowingly permit or assist any person to) destroy or delete any proprietary Software that is material to Grantor’s business. 4.9 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim. SECTION 5. REMEDIAL PROVISIONS 5.1 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine (but shall have no right to cause such dividends, payments or other Proceeds to occur, be made or transferred to Grantor), and (ii) in connection with the conduct of a commercially reasonably foreclosure sale and to the extent permitted by law, any or all of the Investment Property may be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. 11 509265-2084-15360-Active.23244562.10 (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent (provided that the Administrative Agent shall have no ability to compel any such dividends or other payments to be made). 5.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3. 5.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order: First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents; Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations (other than obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements), pro rata among the Secured Parties according to the amounts of such Obligations then due and owing and remaining unpaid to the Secured Parties; Third, to the Administrative Agent, for application by it towards prepayment of the Obligations (other than obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements), pro rata among the Secured Parties according to the amounts of such Obligations then held by the Secured Parties; and Fourth, to the Administrative Agent, for application by it towards payment of the Obligations under or in respect of Specified Swap Agreements or Specified Cash Management Agreements, pro rata among the Secured Parties according to the amounts of such Obligations then held by the Secured Parties; and FifthFourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. 12 509265-2084-15360-Active.23244562.10

Notwithstanding the foregoing, no amounts received from any Subsidiary Grantor shall be applied to any Excluded Swap Obligations of such Subsidiary Grantor. 5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. In addition, with respect to any Collateral consisting of Intellectual Property, if an Event of Default shall occur and be continuing, to the extent permitted by law, the Administrative Agent, on behalf of the Lenders, may, on demand, cause the security interest granted in such Collateral hereunder to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or license or sublicense, whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained). The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. 5.5 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use commercially reasonably efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as 13 509265-2084-15360-Active.23244562.10 may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. (c) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. 5.6 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations. 5.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency. SECTION 6. THE ADMINISTRATIVE AGENT 6.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such right and remedies, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, 14 509265-2084-15360-Active.23244562.10 with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following: (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under or with respect to any Collateral whenever payable; (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby; (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; (iv) execute, in connection with any sale provided for in Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (8) assume any contracts relating to the Collateral to which such Grantor is a party in the name and stead of such Grantor and (9) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security 15 509265-2084-15360-Active.23244562.10 interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do. Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) (other than pursuant to clause (ii) thereof) unless an Event of Default shall have occurred and be continuing. (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand. (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released. 6.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. 6.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof. 6.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this 16 509265-2084-15360-Active.23244562.10

Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. SECTION 7. MISCELLANEOUS 7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement. 7.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Grantor shall be addressed to such Subsidiary Grantor at its notice address set forth on Schedule 1. 7.3 No Waiver by Course of Conduct; Cumulative Remedies. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by Section 7.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. 7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, any Issuing Bank, any Lender and their respective Affiliates, including, without limitation, the fees, disbursements and other charges of counsel for the Administrative Agent, the Arrangers, any Issuing Bank, any Lender or any of their respective Affiliates in connection with the enforcement or protection of their rights in connection with this Agreement. (b) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement. (c) Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement. (d) The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents. 17 509265-2084-15360-Active.23244562.10 7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent. 7.6 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor now or hereafter existing under this Agreement or the Credit Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Credit Agreement and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 7.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the relevant Grantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Subsidiary Grantor shall be applied to any Excluded Swap Obligations of such Subsidiary Grantor. 7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. 7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. 7.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents. 7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. 18 509265-2084-15360-Active.23244562.10 7.12 Submission To Jurisdiction; Waivers. (a) Each Grantor submits, for itself and its property, to the exclusive jurisdiction of any Federal court of the United States of America sitting in New York County, Borough of Manhattan (or, in the event such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan) and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction. (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7.12. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (c) Each Grantor irrevocably consents to service of process to such Grantor at its address referred to in Section 7.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto and otherwise in the manner provided for notices in Section 9.01 of the Credit Agreement. 7.13 Acknowledgements. Each Grantor hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders. 7.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto. 7.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all 19 509265-2084-15360-Active.23244562.10 rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. 7.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16. [Remainder of page intentionally left blank] 20 509265-2084-15360-Active.23244562.10

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written. PELOTON INTERACTIVE, INC. By: Name Title: [Signature Page to Security Agreement] Annex 1 to Security Agreement JOINDER AGREEMENT, dated as of ________________, 20__, made by ______________________________ (the “Additional Grantor”), in favor of ___________________________, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement. W I T N E S S E T H : WHEREAS, Peloton Interactive, Inc. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of November 3, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Security Agreement, dated as of November 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties; WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Security Agreement; NOW, THEREFORE, IT IS AGREED: 1. Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 7.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules hereto. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. 2. Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. A-1 509265-2084-15360-Active.23244562.10 IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written. [ADDITIONAL GRANTOR] By:___________________________ Name: Title: A-2 509265-2084-15360-Active.23244562.10 Annex 1-A to Joinder Agreement Supplement to Schedule 1 hereto Supplement to Schedule 2 hereto Supplement to Schedule 3 hereto Supplement to Schedule 4 hereto Supplement to Schedule 6 hereto A-3 509265-2084-15360-Active.23244562.10

EXHIBIT F SCHEDULE 3.06 Litigation and Environmental Matters None. EXHIBIT G SCHEDULE 3.10 Taxes None.